UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DT MIDSTREAM, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DT Midstream, Inc.
500 Woodward Ave, Suite 2900
Detroit, Michigan 48226-1279
Dear Stockholder:
You are invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of DT Midstream, Inc. (“DT Midstream”, the “Company”, “DTM”, “we” or “our”), which will be held on May 5, 2023 at 9:00 a.m., Eastern Time as a virtual meeting. You will be able to attend the meeting, vote and submit your questions via the Internet by visiting www.proxyvote.com and entering the control number included on your proxy card. You will not be able to attend the virtual Annual Meeting in person.
We are proud of our achievements in 2022, which include:
•	Continuing the Haynesville System expansion (LEAP) and reaching the final investment decision on phases 2 and 3;
•	Purchasing an additional 26.25% ownership interest in Millennium Pipeline from National Grid for $552 million;
•	Being named the top-rated company in the MASTIO 8th edition industry-wide Midstream Customer Value and Loyalty Benchmarking Study; and
•	Publishing our inaugural Corporate Sustainability Report in the second quarter 2022.
Attached to this letter are a Notice of Annual Meeting of Stockholders and proxy statement, which describe the business to be conducted at the Annual Meeting.
YOUR VOTE IS IMPORTANT TO US. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote via the Internet, telephone or mail.
On behalf of the Board of Directors and management, I would like to express our appreciation for your continued support.
Very truly yours,

David Slater President and Chief Executive Officer	Stephen Baker Lead Independent Director
March 23, 2023

Notice of Annual Meeting of Stockholders of DT Midstream, Inc.
Date and Time: May 5, 2023	Time: 9:00 a.m., Eastern Time	Place: Online at www.virtualshareholdermeeting.com /DTM2023
The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting www.virtualshareholdermeeting.com/DTM2023 and entering the control number included on your proxy card.
Items of Business:
•	To elect two Class II directors from the nominees described in the proxy statement;
•	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year ending December 31, 2023;
•	To approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers; and
•	To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.
Record Date:
The Board of Directors set March 8, 2023 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Voting:
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our annual report on Form 10-K for the year ended December 31, 2022 and the 2023 Proxy Statement are available free of charge at: www.proxyvote.com.
By order of the Board of Directors,

Wendy Ellis
Executive Vice President, General Counsel and Corporate Secretary
March 23, 2023
You may contact the Company’s proxy solicitor for additional information at:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: DTM.info@investor.morrowsodali.com

DT Midstream	i	2023 Proxy Statement

DT Midstream	ii	2023 Proxy Statement

GENERAL INFORMATION
The Annual Meeting
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of DT Midstream, Inc. (“DT Midstream,” “DTM”, the “Company,” “we,” “us” and “our”) will take place on May 5, 2023 at 9:00 a.m., Eastern Time.
This year’s annual meeting will be a completely virtual meeting of stockholders through an audio webcast live over the Internet. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. Please go to www.virtualshareholdermeeting.com/DTM2023 for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Stockholders as of the Record Date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 9:00 a.m., Eastern Time, on May 5, 2023. We encourage you to access the meeting prior to the start time.
You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.
Voting Rights
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the “stockholder of record,” with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
Only holders of the Company’s common stock (“common stock”) as recorded in our stock register at the close of business on March 8, 2023, may vote at the Annual Meeting. On March 8, 2023, there were 96,888,357 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote per share on any matter submitted to a vote of our stockholders.
Items of Business
There are three matters scheduled for a vote:
Proposal 1:	To elect two Class II directors from the nominees described in this proxy statement;
Proposal 2:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023; and
Proposal 3:	To approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers.
DT Midstream	1	2023 Proxy Statement

Aside from the election of directors, the ratification of the selection of our independent registered public accounting firm and the advisory vote on the compensation of the Company’s Named Executive Officers, the Company’s Board of Directors (“Board of Directors” or the “Board”) knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
Voting Recommendation of the Board
The Board recommends that you vote your shares:
•	“For” the election of the nominees described in the proxy statement as Class II directors;
•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023; and
•	“For” the approval, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers.
How to Vote
For Proposal 1, you may vote “For All”, “Withhold All”, “For All Except” or abstain from voting with respect to each nominee to the Board. For Proposal 2, you may vote “For”, “Against” or abstain from voting. For Proposal 3, you may vote “For”, “Against” or abstain from voting. The procedures for voting are outlined below.
If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/DTM2023 and following the instructions, (ii) or by proxy (x) over the Internet at www.proxyvote.com, (y) by phone by calling 1-800-690-6903 or (z) by signing and returning the proxy card in the enclosed envelope. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representative named in the proxy will vote your shares in favor of the director nominees identified in this proxy statement for Proposal 1 and in favor of approving, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers for Proposal 3.
Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy and want to change how you previously voted.
If you are a beneficial owner and hold shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.
You may receive more than one set of proxy materials depending on how you hold your shares. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Revoking a Proxy
A stockholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company at 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279 prior to the Annual Meeting.
A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.
DT Midstream	2	2023 Proxy Statement

Solicitation
These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to stockholders on or about March 23, 2023. We have engaged Morrow Sodali LLC, which we refer to as “Morrow”, to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow a fee of $12,500. We will also reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Votes Required
The vote required for Proposal 1 for the election of directors by stockholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘for’ votes will be elected. Abstentions and “broker non-votes” (as defined below) will not count as votes either ‘for’ or ‘against’ a nominee.
Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Annual Meeting or represented by proxy and entitled to vote on the subject matter. For Proposal 2, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.
Proposal 3 is advisory only and will not be binding on the Company or the Board. The Organization and Compensation Committee (“O&C Committee”) values the opinions of all of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions for Proposal 2 to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the remaining proposals, including the election of directors, the broker cannot vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for Proposals 1 and 3 because they do not represent shares present and entitled to vote.
Quorum
In order to carry on the business of the meeting, we must have a quorum. This means that the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either by proxy or present at the virtual meeting. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.
DT Midstream	3	2023 Proxy Statement

BOARD OF DIRECTORS

Director Skills

NATURAL GAS / MIDSTREAM

FINANCE / ACCOUNTING

LOCAL MARKET / REGION

REGULATORY / PUBLIC AFFAIRS

PUBLIC COMPANY BOARD

PUBLIC COMPANY EXECUTIVE

Additional Information

5 of 7 DIRECTORS ARE INDEPENDENT
Including lead independent director

3 of 7 DIRECTORS ARE DIVERSE BY ETHNICITY & GENDER

61 Years
AVERAGE AGE FOR DIRECTORS

DT Midstream	4	2023 Proxy Statement

Our Board of Directors
The following sets forth certain information, as of March 8, 2023, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors. Each person named below became a director of the Company on July 1, 2021, the date DT Midstream was separated from DTE Energy Company (“DTE Energy”) in a spin-off (the “Spin-Off”) and began operations as a stand-alone publicly traded company with the exception of David Slater who became a director of the Company on June 3, 2021, Dwayne Wilson who became a director of the Company on June 16, 2021 and Angela Archon who became a director of the Company on March 7, 2023. Wright Lassiter III resigned as a director of the Company on March 7, 2023.
Name	Age	Position(s)	Classification (Term Expiration)
Robert Skaggs, Jr.	68	Director and Executive Chairman	Class I (2024)
David Slater	57	Director, President and Chief Executive Officer	Class I (2024)
Peter Tumminello	60	Director	Class II (2023)
Dwayne Wilson	64	Director	Class II (2023)
Stephen Baker	59	Director	Class III (2024)
Angela Archon	62	Director	Class III (2024)
Elaine Pickle	58	Director	Class III (2024)
DT Midstream	5	2023 Proxy Statement

Robert Skaggs, Jr.

  Mr. Skaggs became a director of our Company following the Spin-Off. Mr. Skaggs has over 35 years of experience in the energy industry, including leading companies in the midstream, pipeline and regulated utility sectors. Mr. Skaggs also currently serves as an independent director on the board of DTE Energy, where he has been a director since 2017 and is a member of its nuclear oversight, organization and compensation, and finance committees. In addition, Mr. Skaggs previously served on the board of Team, Inc., a global provider of specialized industrial services, from 2019 to November 2021 and as a director for Cloud Peak Energy, Inc., a coal mining company, from 2015 to 2019. He also is past chairman of the American Gas Association’s board of directors and has served in leadership roles for a variety of charitable, community and civic efforts.

  Prior to joining DT Midstream’s board, Mr. Skaggs served as president and chief executive officer of NiSource, Inc., a Fortune 500 energy holding company engaged in natural gas and electric utilities and the gas storage and pipeline business, from 2005 to 2015 and executed its successful separation of Columbia Pipeline Group, Inc. in mid-2015. Earlier in 2015, Mr. Skaggs executed the successful initial public offering of Columbia Pipeline Partners LP, a master limited partnership formed by NiSource, Inc. to own, operate and develop a portfolio of pipelines, storage and related midstream assets. Mr. Skaggs then served as chairman and chief executive of Columbia Pipeline Group, Inc., a natural gas pipeline and underground storage system company, and Columbia Pipeline Partners LP from 2015 to 2016.

  Mr. Skaggs joined the law department of Columbia Gas Transmission in 1981 and served in various management roles until 1996, when he became president of Columbia Gas of Ohio and Columbia Gas of Kentucky. Effective with the 2000 merger of NiSource, Inc. and Columbia Energy Group, Mr. Skaggs became the president of Bay State Gas and Northern Utilities. In December 2001, his role was expanded to include the duties of president and chief executive officer of the Columbia companies in Pennsylvania, Virginia and Maryland. Mr. Skaggs was promoted to executive vice president, regulated revenue of NiSource, Inc. in 2003. Mr. Skaggs earned a Bachelor of Arts degree in economics from Davidson College, a Juris Doctorate from West Virginia University and a Master’s degree in Business Administration from Tulane University.

  We believe that Mr. Skaggs’ business, operational and management expertise, including his specific experience serving as chairman and chief executive officer of a large, publicly traded energy holding company, separation experience and his experience serving on public company boards of directors, provide him with the necessary experience, qualifications and skills to serve as a director and Executive Chairman of DT Midstream.

DT Midstream	6	2023 Proxy Statement

David Slater

  Mr. Slater became a director of our Company on June 3, 2021 and became President and Chief Executive Officer of our Company on May 6, 2021. Mr. Slater has over 30 years of experience in the energy industry, where he has worked in both commercial business development and operational roles. Prior to the Spin-Off, Mr. Slater served as president and chief operating officer of DTE Energy’s Midstream Business (“DTE Energy Midstream Business”) and had been a member of DTE Energy’s executive leadership team since 2015. He joined DTE Energy in 2011 as senior vice president of the Gas Storage & Pipelines division of DTE Energy, which we refer to as “GSP”, before being promoted to executive vice president of the DTE Energy Midstream Business/GSP in 2014.

  Prior to joining DTE Energy, Mr. Slater held various senior management positions at Goldman Sachs, Nexen Marketing USA Inc., a top 10 North American energy merchant, Engage Energy US, L.P., an energy merchant, and Union Gas Ltd., a gas utility in Ontario. Mr. Slater serves on the boards of the Millennium Pipeline, the Vector Pipeline, the NEXUS Gas Transmission Pipeline and the Interstate Natural Gas Association of America, where he serves on the steering committee. Mr. Slater recently served as the chair at the Interstate Natural Gas Association of America. Mr. Slater previously served as a board member of Metalore Resources, Inc., which was a publicly traded company. Mr. Slater earned a Master’s degree in Business Administration and an honours degree in business commerce from the University of Windsor.

  We believe that Mr. Slater’s business, operational and management expertise, including his specific experience serving as president and chief operating officer of the DTE Energy Midstream Business and his experience serving on the boards of directors of the Millennium Pipeline, the Vector Pipeline and the NEXUS Gas Transmission Pipeline, provide him with the necessary experience, qualifications and skills to serve as a director and President and Chief Executive Officer of DT Midstream.

Peter Tumminello

  Mr. Tumminello became a director of our Company following the Spin-Off. Mr. Tumminello was the group president of commercial businesses for Southern Company Gas, a natural gas utility and energy services company and a subsidiary of Southern Company, a gas and electric utility company headquartered in Atlanta, Georgia. He served in this most recent role since 2016 prior to retiring on April 30, 2021. In this role, he was responsible for all operations outside of the regulated entities, including wholesale services, retail energy and all midstream businesses, including pipeline investments and gas storage. In addition, he served on the board of the Southern Company Gas Foundation and was a member of the Southern Company Gas management council.

  Prior to joining Southern Company Gas in 2003, Mr. Tumminello was vice president of energy supply for Green Mountain Energy Company, a renewable energy company, and worked for TPC Corporation, a midstream energy company, and ARCO Oil and Gas Company, a provider of oil and natural gas, in various capacities in energy marketing, storage and transportation asset management, petroleum engineering, finance and planning, mergers and acquisitions and project evaluation. Mr. Tumminello was recently vice chair at the Interstate Natural Gas Association of America where he served as the board chair of the climate policy committee. He is an advisory board member at Cristo Rey Jesuit College Preparatory School of Houston. He also serves as a director of CareerSpring. Mr. Tumminello earned a Bachelor of Science degree in petroleum engineering from Louisiana Tech University and a Master’s degree in Business Administration from the University of Southwestern Louisiana.

  We believe that Mr. Tumminello’s business, operational and management expertise, including his specific experience as group president of commercial businesses for Southern Company Gas and more than 30 years of experience in the energy industry, provide him with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

DT Midstream	7	2023 Proxy Statement

Dwayne Wilson

  Mr. Wilson became a director of our Company on June 16, 2021. Mr. Wilson has over 37 years of experience in the engineering, procurement and construction industry. Mr. Wilson also currently sits on the boards of Crown Holdings, Inc., a leading global supplier of packaging products, Sterling Construction Company, Inc., a publicly traded heavy civil construction company, and Ingredion, Inc., a leading global ingredients solutions company, where he previously chaired the compensation committee. From 2017 to 2020, he served on the board of AK Steel Holding Corporation, a leading producer of flat-rolled carbon, stainless and electrical steel products and carbon and stainless tubular products, where he served on the public and environmental affairs committee, as well as the nominating and corporate governance committee.

  Previously, Mr. Wilson was senior vice president of Fluor Corporation, a publicly traded multinational engineering and construction firm, serving in the role from 2014 to 2016. From 1980 until 2011, he served in roles of increasing executive responsibility with Fluor Corporation, including as group president of industrial & infrastructure, president of mining and metals, president of commercial & institutional and vice president of manufacturing and life sciences. From 2011 until 2014, he served as president and chief executive officer of Savannah River Nuclear Solutions, a joint venture between Fluor Corporation, Honeywell International Inc. and Newport News Nuclear, Inc. Mr. Wilson earned a Bachelor of Science degree in civil engineering from Loyola Marymount University.

  We believe that Mr. Wilson’s business, operational and management expertise, including his specific experience as a senior executive of a publicly traded company, and over 10 years of public company board experience provide him with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

Stephen Baker

  Mr. Baker became a director of our Company following the Spin-Off and was appointed Lead Independent Director on March 7, 2023. Mr. Baker is the owner and president and chief executive officer of Rondeau Energy Consulting Inc., a company established in 2019 focused on energy-related and merger and acquisition engagements. Mr. Baker served as president of Union Gas, Limited, which we refer to as “Union Gas,” from 2017 to 2019 as part of Enbridge Inc. Mr. Baker also served as president and chairman of Union Gas as part of Spectra Energy Corp. from 2012 to 2017. Over the course of his 30-year career with Union Gas, Mr. Baker held senior executive roles in finance, business development and marketing. Mr. Baker also held the role of vice president and treasurer of Spectra Energy Corp. from 2010 to 2012, where he led all treasury, capital markets and financing strategies.

  Mr. Baker has served on the board of Ontario’s Independent Electricity System Operator (“IESO”) since 2019 and is currently chair of the markets committee and a member of the human resources and governance committee. Mr. Baker also sits on the Advisory Board of the MaRS Discovery District Energy Board and MyHEAT. Mr. Baker has previously chaired or served as a board member of a number of professional and community organizations, including the Canadian Gas Association, Ontario Energy Association and Union Gas, as well as the Children’s Treatment Centre of Chatham-Kent and the Chatham-Kent Community Leaders’ Cabinet.

  Mr. Baker earned a Bachelor of Arts degree in honours chartered accountancy studies and a Master of Accounting degree from the University of Waterloo. Mr. Baker is a Certified Professional Accountant (Ontario/Canada) and holds an ICD.D directors certification from the Institute of Corporate Directors.

  We believe that Mr. Baker’s business, financial, operational and management expertise, including his specific experience as a strong leader with extensive experience in the North American energy sector and track record of success building relationships with customers and stakeholders, along with his experience serving as president of a natural gas storage distribution and transmission services company, provide him with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

DT Midstream	8	2023 Proxy Statement

Angela Archon

  Ms. Archon became a director of our Company on March 7, 2023. Ms. Archon’s career includes over 30 years at International Business Machines (IBM) where she held various global executive leadership roles in strategy, operations, IT systems, business development and supply chain management. Prior to her retirement in 2018, she held the position of Chief Operating Officer and Vice President, Transformation, in IBM’s Watson Health division.

  Ms. Archon also has significant public board experience. She currently serves on the Board of Spirax-Sarco Engineering plc, which is a world leading thermal energy management and niche pumping specialist, and previously served on the boards of Switch, Inc. and H&R Block. Ms. Archon also serves on the board of Stewardship Trustees of CommonSpirit Health, the nation’s largest Catholic healthcare system. She is on the Department of Chemical Engineering Advisory Board at the University of Texas at Austin. Ms. Archon serves on the board of the National Association of Corporate Directors, Texas TriCities Chapter. Ms. Archon holds two degrees from the University of Texas at Austin, a Bachelor of Science degree in Chemical Engineering and a Master of Science degree in Systems Engineering.

  We believe that Ms. Archon’s strategic, operational, engineering and management experience, as well as public company board experience, provide her with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

Elaine Pickle

  Ms. Pickle became a director of our Company following the Spin-Off. Ms. Pickle was a senior audit partner at Ernst & Young LLP, which we refer to as “EY”, from 2002 until her retirement in June 2021. Ms. Pickle also served as a National Professional Practice partner from 2014 to 2018, during which time she evaluated and had oversight for technical accounting, auditing and SEC reporting matters as well as quality initiatives in the Southwest region. Ms. Pickle had 35 years of experience with EY serving both public and private companies primarily in the energy industry and held various roles and oversight positions throughout her career. Ms. Pickle is a certified public accountant and member of the American Institute of Certified Public Accountants and Texas State Board of Public Accountancy. She has served on the board and development committee of Theatre Under the Stars (“TUTS”) since 2018. Ms. Pickle earned her Bachelor of Business Administration in accounting, summa cum laude, from Texas Tech University in 1986. Ms. Pickle also completed the Northwestern University Kellogg School of Management Executive Leadership Program, EY Inclusiveness Leadership Program and National Association of Corporate Directors Directorship Certification Program.

  Currently, Ms. Pickle serves on the corporate board and the audit committee of ChampionX Corporation, a global leader in chemistry programs and services, artificial lift solutions, automation and optimization equipment, and drilling technologies for the upstream and midstream oil and gas industry.

  We believe that Ms. Pickle’s business and management expertise, including her specific experience as an audit partner and quality review partner serving upstream, midstream and energy services companies and her broad understanding and perspective of the energy industry in the U.S. and throughout the world, and public company board experience provide her with the necessary experience, qualifications and skills to serve as a director of DT Midstream.

DT Midstream	9	2023 Proxy Statement

Board Meeting Quorum Requirements
Our Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the total number of directors then in office will constitute a quorum.
The Board met seven times in 2022. With the exception of Mr. Lassiter, no director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings of all committees on which each such director served.
We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board and committee meetings. All of the directors attended the annual meeting in 2022.
Director Independence and Categorical Standards
As a matter of policy and in accordance with the New York Stock Exchange, which we refer to as the “NYSE”, listing standards, the Board should consist of a majority of independent directors. The Board must affirmatively determine that a director has no material relationship with DT Midstream, either directly or indirectly, or as a partner, shareholder or officer of an organization that has a relationship with DT Midstream. The Board has established the following categorical standards for director independence, which are more stringent than the NYSE independence standards:
A director for whom any of the following is true will not be considered independent:
•	A director who is currently, or has been at any time in the past, an employee of DT Midstream or a subsidiary.
•	A director whose immediate family member is, or has been within the last three years, an executive officer of DT Midstream.
•
A director who receives, or whose immediate family member receives, more than $120,000 in direct compensation from DT Midstream during any twelve-month period within the last three years, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
A director who is a current partner of a firm that is DT Midstream’s internal or external auditor; a director that has an immediate family member who is a current partner of such a firm; a director that has an immediate family member who is a current employee of such a firm and personally works on DT Midstream’s audit; or a director or immediate family member that was, within the last three years, a partner or employee of such a firm and personally worked on DT Midstream’s audit within that time.

•
A director who is employed, or whose immediate family member is employed, or has been employed within the last three years, as an executive officer of another company where any of DT Midstream’s present executives at the same time serves or served on that company’s compensation committee.

•
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, DT Midstream for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Contributions by DT Midstream to a tax-exempt organization will not be considered to be a material relationship that would impair a director’s independence if a director serves as an executive officer of a tax-exempt organization and, within the preceding three years, contributions in any single fiscal year were less than $1 million or 2% (whichever is greater) of such tax-exempt organization’s consolidated gross revenues.
The Board has affirmatively determined, after applying these standards and considering all relevant facts and circumstances, that all of our directors other than Robert Skaggs, Jr. and David Slater qualify as independent and have no material relationship with DT Midstream. The independent directors are Angela Archon, Stephen Baker, Elaine Pickle, Peter Tumminello and Dwayne Wilson. Robert Skaggs, Jr. and David Slater are not independent directors and may be deemed to be affiliates of DT Midstream under the categorical standards. Robert Skaggs, Jr. and David Slater are not considered independent due to their roles as Executive Chairman, and President and Chief Executive Officer, respectively, of DT Midstream. There were no material relationships that the Board considered when determining the independence of the directors other than Robert Skaggs, Jr. and David Slater.
DT Midstream	10	2023 Proxy Statement

Executive Sessions
Independent directors meet in executive session in which independent directors meet without the presence or participation of management at most regular Board meetings and meet in executive session at other times whenever they believe it is appropriate. Stephen Baker as the Lead Independent Director chairs the executive sessions of the independent directors.
Compensation Committee Interlocks and Insider Participation
No member of our O&C Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board) of another entity, any of whose executive officers served on the O&C Committee of DT Midstream.
Committees of the Board
Our Board has an Audit Committee, O&C Committee, Corporate Governance Committee, Finance Committee, and Environmental, Social and Governance Committee (the “ESG Committee”). The Board committees act in an advisory capacity to the full Board, except that the O&C Committee has direct responsibility for the Executive Chairman and Chief Executive Officer’s goals, performance and compensation along with compensation of other executive officers, and the Audit Committee has direct responsibility for appointing, replacing, compensating and overseeing the independent registered public accounting firm. Our Board has adopted a written charter for each of the standing committees that clearly establishes the committees’ respective roles and responsibilities, which is posted to our website at dtmidstream.com/company/governance. In addition, each committee has the authority to retain independent outside professional advisors or experts as it deems advisable or necessary, including the sole authority to retain and terminate any such advisors, to carry out its duties. The Board has determined that each member of the Audit, O&C and Corporate Governance Committees is independent under our categorical standards and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board has determined that each member of the Audit Committee meets the independence requirements under the SEC rules and the NYSE listing standards applicable to audit committee members. The Board has also determined that each member of the O&C Committee meets the independence requirements under the SEC rules and the NYSE listing standards applicable to compensation committee members.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” The responsibilities of our Audit Committee are more fully described in our Audit Committee charter. Among other duties, our Audit Committee:
•	assists the Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence of the independent registered public accounting firm;
•	reviews the scope of the annual audit and the annual audit report of the independent registered public accounting firm;
•	reviews financial reports, internal controls and financial and accounting risk exposures;
•	discusses with management (i) earnings press releases and (ii) material financial information and earnings guidance;
•	reviews the policies, programs, performance and activities relating to DT Midstream’s compliance and ethics programs;
•	reviews accounting policies and system of internal controls;
•	assumes responsibility for the appointment, replacement, compensation and oversight of the independent registered public accounting firm;
•	reviews and pre-approves permitted non-audit functions performed by the independent registered public accounting firm;
•	reviews the scope of work performed by the internal audit staff;
•	reviews legal or regulatory requirements or proposals that may affect the committee’s duties or obligations; and
•	retains independent outside professional advisors, as needed.
DT Midstream	11	2023 Proxy Statement

The Audit Committee has at least three members and consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and Rule 10A-3 under the Exchange Act and under our categorial standards. Each member of the Audit Committee is financially literate, and at least one member of the Audit Committee has accounting and related financial management expertise and satisfy the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC, as those qualifications are interpreted by our Board in its business judgment.
Our Audit Committee consists of Mr. Baker, Ms. Pickle and Mr. Wilson, with Ms. Pickle serving as chair and as the audit committee financial expert.
Organization and Compensation Committee
The responsibilities of our O&C Committee are more fully described in our O&C Committee charter. Among other duties, our O&C Committee:
•	reviews the Executive Chairman and Chief Executive Officer’s performance and approves the Executive Chairman and Chief Executive Officer’s compensation;
•	approves the compensation of certain other executive officers and executive compensation and benefit programs generally;
•	reviews and approves executive employment agreements, severance agreements and change-in-control agreements, along with any amendments to such agreements;
•
assesses and discusses with the Board the relationship between the inherent risk in executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to DT Midstream’s business strategies;

•	reviews compensation disclosure and recommends inclusion in DT Midstream’s annual report or proxy statement;
•	reviews DT Midstream’s policies and programs promoting diversity and inclusion among DT Midstream’s employees and executive officers;
•	recommends to the full Board the executive officers to be appointed by the Board;
•	reviews succession and talent planning;
•	evaluates the independence of the independent compensation consultant, if any, at least annually;
•	reviews and discusses with management any transactions with the independent compensation consultant, if any, or its affiliates; and
•	retains independent outside professional advisors, as needed.
The O&C Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE, Rule 10C-1 under the Exchange Act and under our categorical standards and are “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act). Our O&C Committee consists of Ms. Archon, Mr. Tumminello and Mr. Wilson, with Mr. Wilson serving as chair.
Corporate Governance Committee
The responsibilities of our Corporate Governance Committee are more fully described in our Corporate Governance Committee charter. Among other duties, our Corporate Governance Committee:
•	considers the organizational structure of the Board;
•	identifies and reports to the Board risks associated with DT Midstream’s governance practices and the interaction of DT Midstream’s governance with enterprise risk management;
•	recommends the nominees for directors to the Board;
•	reviews recommended compensation arrangements for the Board, director and officer indemnification and insurance for the Board;
•	reviews recommendations for director nominations received from stockholders;
DT Midstream	12	2023 Proxy Statement

•	reviews stockholder proposals and makes recommendations to the Board regarding DT Midstream’s response;
•	reviews best practices in corporate governance and recommends corporate and Board policies/practices, as appropriate; and
•	retains independent outside professional advisors, as needed.
The Corporate Governance Committee consists entirely of independent directors, each of whom meets the independence requirements set forth in the listing standards of the NYSE and under our categorical standards. Our Corporate Governance Committee consists of Ms. Archon, Ms. Pickle and Mr. Wilson, with Ms. Archon serving as chair.
Finance Committee
The responsibilities of our Finance Committee are more fully described in our Finance Committee charter. Among other duties, our Finance Committee:
•	reviews matters related to financial policies, capitalization and credit ratings;
•	reviews financing plans;
•	recommends dividend policy to the Board;
•	reviews financial planning policies and investment strategy;
•	reviews certain capital expenditures;
•	reviews financial risk management;
•	receives reports on strategy, corporate preparedness analysis and investment policies;
•	approves DT Midstream’s capital markets plan, including the issuance and retirement of debt and equity;
•	reviews certain potential mergers, acquisitions and divestitures;
•	reviews investor relations activities; and
•	retains independent outside professional advisors, as needed.
Our Finance Committee consists of Mr. Baker, Ms. Pickle and Mr. Tumminello, with Mr. Baker serving as chair.
Environmental, Social and Governance Committee
The responsibilities of our ESG Committee are more fully described in our ESG Committee charter. Among other duties, our ESG Committee:
•
reviews strategy, policies, practices, and disclosures with respect to environmental, health and safety, corporate social responsibility, corporate governance, sustainability and other public policy matters, which we collectively refer to as “ESG Matters”;

•	assists the Board in oversight of communications with employees, investors and other stakeholders with respect to ESG Matters;
•	oversees DT Midstream’s reporting and disclosure of ESG Matters;
•	reviews and assists with the drafting of the Company’s published Corporate Sustainability Report; and
•	retains independent outside professional advisors, as needed.
Our ESG Committee consists of Ms. Archon, Mr. Baker and Mr. Tumminello, with Mr. Tumminello serving as chair.
DT Midstream	13	2023 Proxy Statement

Director Compensation
We have adopted a competitive compensation program for our non-employee directors to enable us to attract and retain high-quality directors, provide them with compensation at a level that is consistent with our compensation objectives and encourage their ownership of our shares of common stock to further align their interests with those of our stockholders. Directors who are also employees of DT Midstream do not receive any additional compensation for their services as directors.
Our non-employee directors’ annual compensation consists of the following cash and equity-based compensation components:
Cash Compensation
Cash retainer	$80,000 annually
Committee chair retainer
$20,000 annually for Audit Committee Chair and Lead Independent Director; $15,000 annually for O&C Committee Chair; and $10,000 annually for each of the Corporate Governance Committee Chair, Finance Committee Chair and ESG Committee Chair

Equity Compensation
Upon election to the initial Board	A variable number of restricted stock units of DT Midstream common stock valued at $100,000, subject to a 4-year vesting period
Annual equity compensation	A variable number of restricted stock units of DT Midstream valued at $100,000 annually deferred for one year or until retirement, whichever is elected by the director
Director Compensation Table for 2022
The following table sets forth information concerning the compensation of the Company’s non-employee directors who received compensation for 2022.
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Stephen Baker	$90,000	$100,000	$190,000
Wright Lassiter III(3)	$110,000	$100,000	$210,000
Elaine Pickle	$100,000	$100,000	$200,000
Peter Tumminello	$90,000	$100,000	$190,000
Dwayne Wilson	$95,000	$100,000	$195,000
(1)
Mr. Skaggs provides services to the Company as a director and executive officer of the Company (but not an NEO). Mr. Skaggs does not receive any compensation for services provided to the Company as a director. For 2022, Mr. Skaggs received the following as compensation for services provided to the Company as an employee: salary—$300,000; non-equity incentive plan compensation—$270,660; and company contributions to the DTM 401(k) Plan (as defined below)—$28,000.

(2)
Represents the grant date fair value computed in accordance with ASC Topic 718 of the annual grants of restricted stock units, which will vest on May 5, 2023, subject to the director’s continued service as a non-employee director for the Company through that date. As of December 31, 2022, each of our non-employee directors held 4,407 restricted stock units.

(3)
Mr. Lassiter resigned as a director of the Company on March 7, 2023. In connection with Mr. Lassiter’s resignation from the Board, the vesting of the restricted stock units granted to Mr. Lassiter for his service as a director in 2022 was accelerated such that these restricted stock units vested in full immediately following Mr. Lassiter’s resignation. All other restricted stock units held by Mr. Lassiter that were outstanding as of his resignation were forfeited and cancelled in full for no consideration.

In addition, we require that each non-employee director, within five years after initial election to the Board, own shares of the Company’s common stock having a value equal to five times their total annual cash retainer. In addition to directly owned shares, restricted stock units are counted toward the fulfilment of this ownership requirement. All of our directors are on track to meet this requirement within the five-year period.
DT Midstream	14	2023 Proxy Statement

CORPORATE GOVERNANCE
Our Commitment to Sound Corporate Governance
At DT Midstream, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our stockholders. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of DT Midstream and our stockholders. We strive to maintain sound governance standards, as reflected in our Governance Guidelines, Code of Business Conduct and Ethics, our systematic approach to risk management and our commitment to transparent financial reporting and strong internal controls.
The following documents are available on the Corporate Governance section of our website, dtmidstream.com/company/governance, where you can access information about corporate governance at DT Midstream:
•	Governance Guidelines;
•	Code of Business Conduct and Ethics;
•	Director Independence Standards;
•	Related Party Transactions Policy;
•	Corporate Policy on Political Participation;
•
Information about our confidential ethics violation reporting program, which allows DT Midstream employees and other stakeholders to identify potential instances of non-compliance or unethical practices confidentially and outside the usual management channels; and

•	Information about how to communicate concerns to the Board and management.
The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.
Criteria for Board Membership
We believe our Board should be comprised of directors who have had high-level executive experience, have been directors on other boards, or worked extensively with public company boards and have been tested through economic downturns and crises. Industry experience, regional relationships and broad diversity of experience and backgrounds are also factors in Board nominee selection. Although we have not adopted a formal diversity policy, we value the diversity of our Board. The Board’s Governance Guidelines confirm that we believe that it is desirable for Board members to possess diverse characteristics of gender, race, ethnicity and age, and we consider those factors in the identification and evaluation of candidates for Board membership. When determining our initial Board composition following the Spin-Off, we included diversity in our selection criteria. We believe this type of composition enables the Board to oversee the management of the business and affairs of DT Midstream effectively.
The Corporate Governance Committee considers candidates who have been properly nominated by stockholders, as well as candidates who have been identified by Board members and DT Midstream personnel. In addition, the Corporate Governance Committee may use a search firm to assist in the search for candidates and nominees and to evaluate the nominees’ skills against the Board’s criteria. Potential candidates are expected to be reviewed and evaluated by the Corporate Governance Committee, and selected candidates are expected to go on to be interviewed by one or more Corporate Governance Committee members. An invitation to join the Board is expected to be extended by the Board itself, through the Executive Chairman and the Chair of the Corporate Governance Committee.
Under our Amended and Restated Bylaws, a group of up to 20 stockholders owning 3% or more of DT Midstream’s outstanding common stock continuously for at least three years may nominate and include in our proxy materials a candidate for the Board,
DT Midstream	15	2023 Proxy Statement

which we refer to as a “Stockholder Nominee”, provided that the stockholder(s) and the Stockholder Nominee satisfy the requirements specified in our Amended and Restated Bylaws. The total number of Stockholder Nominees that we must include in our proxy materials in a given year shall not exceed 20% of the number of directors in office at the time of the nomination.
Board Leadership Structure
The Corporate Governance Committee routinely reviews our governance practices and board leadership structure.
Robert Skaggs, Jr. serves as Executive Chairman. Under our Governance Guidelines, the Board has designated Stephen Baker, a non-employee director, to serve as a Lead Independent Director when the Chairman is not independent.
In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board is divided into three classes as nearly equal in size as practicable. The term of the first class of directors expired upon the election of directors at our 2022 annual meeting of the stockholders; the term of the second class of directors will expire upon the election of directors at our 2023 annual meeting of the stockholders and the term of the third class of directors will expire upon the election of our directors at the 2024 annual meeting of the stockholders. Directors elected at the 2022 and 2023 annual meeting of the stockholders will hold office until the 2024 annual meeting of the stockholders. Commencing with the 2024 annual meeting of the stockholders, each director will be elected annually for a term of one year. The division of our Board into three classes may delay or prevent a change of our management or change in control of DT Midstream.
Assessment of Board and Committee Performance
The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. Each Board member performs an annual peer review of the other directors who have served one year or more. The results of the Board and committee self-assessments are discussed with the Board and each committee, respectively. The results of the individual peer review are reviewed by the Chair of the Corporate Governance Committee and discussed with the Corporate Governance Committee. The Chair of the Corporate Governance Committee discusses the results of the peer review with individual directors, as directed by the Corporate Governance Committee.
Terms of Office
The Board has not established term limits for directors. We assure the independence and ongoing effectiveness of each independent director through the individualized peer assessment process described above, in which each Board member annually undergoes a rigorous evaluation by the other members. In addition, the Corporate Governance Committee of the Board has established policies that independent directors should not stand for election after attaining the age of 72, unless the Board waives this provision when circumstances exist which make it prudent to continue the service of the particular independent director. Directors who are retired chief executive officers of DT Midstream or our subsidiaries shall not stand for election after attaining the age of 70. Except for the Chief Executive Officer, who may continue to serve as a director after retirement for so long as he or she is serving as Chairman, any other employees who are also directors will not stand for re-election after retiring from employment with DT Midstream.
DT Midstream	16	2023 Proxy Statement

Board Risk Oversight Functions
Each Board committee is responsible for overseeing and considering risk issues relating to their respective committee which includes the following:
Board Committee	Areas of Risk Oversight
Audit Committee
Overall review of risk issues, policies and controls associated with our overall financial reporting and disclosure process and legal and regulatory compliance, and review policies on risk control assessment and accounting risk exposure.

Organization and Compensation Committee
Assess and discuss with the Board the relationship between the inherent risks in executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to DT Midstream’s business strategies.

Corporate Governance Committee	Review risks associated with DT Midstream’s governance practices and the interaction of DT Midstream’s governance with enterprise risk-level management.
Finance Committee	Review of financial, capital, credit and insurance risk.
Environmental, Social and Governance Committee	Review DT Midstream’s risk exposures as they relate to ESG matters and the management of those risks.
All Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing DT Midstream. In addition to its regularly scheduled committee meetings, the Audit Committee meets with the Chief Financial Officer, the General Auditor and the independent registered public accounting firm in executive sessions at least semi-annually, and is expected to meet with the General Counsel and the Chief Ethics and Compliance Officer at least annually in separate executive sessions. DT Midstream’s General Auditor attends all Audit Committee meetings. The General Auditor and Chief Financial Officer meet annually with either the Audit Committee or the full Board to update the members on DT Midstream’s enterprise-level risk management. The General Auditor and the Chief Financial Officer also periodically meet with the other Board committees and the full Board as may be required.
We also utilize an internal Executive Committee, which is chaired by the Chief Executive Officer and is comprised of the Chief Financial Officer, Chief Operating Officer, General Counsel, Senior Vice President of Administration and other senior officers. Among other things, the internal Executive Committee directs the ongoing management of a comprehensive set of enterprise level risks, including the establishment and regular review of risk migration efforts.
We believe that the committee structure of risk oversight is in the best interests of DT Midstream and our stockholders. Each committee member has expertise on risks relative to the nature of the committee on which he or she sits. The entire Board is in a position to assess the overall risk implications, to evaluate how they may affect DT Midstream and to provide oversight on appropriate actions for management to take. When granting authority to management, approving strategies and receiving management reports, the Board and committees consider, among other things, the risks we face.
Procedures for Approval of Related Party Transactions
Our Board has adopted a written policy regarding the review, approval and ratification of transactions with related parties as set forth in our Corporate Governance Committee Charter and the Code of Business Conduct and Ethics. This policy provides that our Corporate Governance Committee shall conduct a reasonable prior review and oversight of all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with the interests of DT Midstream and its stockholders. The Corporate Governance Committee shall also review such other transactions of DT Midstream in which any “related party” had, has or will have a direct or indirect material interest. In general, “related parties” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding common stock and immediate family members or certain affiliated entities of any of the foregoing parties. Our Corporate Governance Committee will approve or ratify only those transactions that are fair and reasonable to DT Midstream and in DT Midstream and its stockholders’ best interests.
DT Midstream	17	2023 Proxy Statement

A director may not be involved in a business transaction in which the director has a conflict of interest with DT Midstream. Anything that could present a conflict of interest for a director may also present a conflict of interest if it is related to a member of his or her immediate family. Because potential conflicts of interest may not always be clear cut, directors, individuals subject to Section 16 of the Exchange Act and senior executive officers will be expected to disclose any material transaction or relationship that involves, or may involve, a conflict of interest or potential conflict of interest with DT Midstream promptly to the chair of DT Midstream’s Corporate Governance Committee or the Executive Chairman of the Board, who may consult with legal counsel, as appropriate.
Communications with the Board
We have established several methods for stockholders or other non-affiliated persons to communicate their concerns to our directors. Concerns regarding auditing, accounting practices, internal controls, or other business ethics issues may be submitted to the Audit Committee through its reporting channel:
By telephone: (855) 222-0671	By mail: For auditing, accounting or internal control matters: DT Midstream, Inc. Audit Committee 500 Woodward, Suite 2900 Detroit, Michigan 48226	By mail: For business ethics issues: DT Midstream, Inc. Ethics and Compliance Office 500 Woodward, Suite 2900 Detroit, Michigan 48226
By Internet: www.lighthouse-services. com/dtmidstream
Any other concern may be submitted to the Corporate Secretary by mail for prompt delivery to the Lead Independent Director at: Lead Independent Director, c/o Corporate Secretary, DT Midstream, Inc., 500 Woodward, Suite 2900, Detroit, Michigan 48226.
Anti-Hedging and Anti-Pledging Policies
The Company maintains policies which expressly prohibit hedging Company securities by all officers and directors of the Company. Our Governance Guidelines prohibit directors from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for any loan or indebtedness and our Officer Code of Business Conduct and Ethics prohibit officers from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for any loan or indebtedness. These prohibitions include, but are not limited to, holding such shares in a margin account.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires DT Midstream’s directors and executive officers, and persons who own more than 10% of a registered class of DT Midstream’s equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of DT Midstream. Due to an administrative error, Mr. Jewell filed a late Form 4 reporting one transaction. To DT Midstream’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2022, no other executive officer or director of DT Midstream failed to file reports required by Section 16(a) on a timely basis.
DT Midstream	18	2023 Proxy Statement

1	Proposal: Election of Directors
The Board has nominated the following two director candidates, both of whom currently serve as our Class II directors, to hold office until our 2024 annual meeting of Stockholders: Peter Tumminello and Dwayne Wilson.
The Company representatives named in the proxy intend to vote for the election of each of the director nominees above, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees.
For details regarding the qualifications and the specific experiences, qualifications and skills of each of our director nominees, see the section titled “Our Board of Directors.”
Vote Required
Approval of Proposal No. 1 requires the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative “for” votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.
The Board recommends you vote FOR each of the nominated directors.
DT Midstream	19	2023 Proxy Statement

2	Proposal: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has approved the retention of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for fiscal year ending December 31, 2023. We are asking that you ratify that appointment, although your ratification is not required. A PwC representative will attend the Annual Meeting.
PwC Information
The following table presents fees for services rendered by PwC during fiscal years ended December 31, 2022 and December 31, 2021:
For the Year Ended December 31,	2022	2021
Audit fees	$1,544,897	1,038,000
Audit-related fees	—	180,000
Tax fees	95,000	—
All other fees(1)	3,074	2,954
Total	$1,642,971	$1,220,954
(1)	Consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s online research tool.
The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the pre-approval policy set forth below.
Audit Fees
These amounts represent fees of PwC for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, the review of quarterly consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, comfort letters and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require. Audit fees for services rendered by PwC incurred prior to the completion of the Spin-Off were paid by DTE Energy.
Audit-Related Fees
Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting, such as pre-implementation reviews of processes or systems, attest services, consents, and assistance with review of documents filed with the SEC. This category may include fees related to the performance of audits and attest services not required by statute or regulations; due diligence related to mergers and acquisitions and financing transactions; and accounting consultations about the application of GAAP to proposed transactions. Audit-related fees incurred prior to the completion of the Spin-Off were paid by DTE Energy.
DT Midstream	20	2023 Proxy Statement

Tax Fees
Tax fees generally consist of tax compliance and tax planning services. Tax compliance services consist of preparing tax returns. Tax planning services consist of interpretation of tax law and regulations in applicable tax jurisdictions.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that PwC is independent. In addition, the Audit Committee pre-approves all work and fees that are performed by our independent registered public accounting firm.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares entitled to vote and present or represented by proxy at the Annual Meeting. Abstentions will be counted as votes “AGAINST” this proposal.

The Board recommends you vote FOR the ratification of the appointment of
PricewaterhouseCoopers LLP as the independent registered public accounting firm for the
Company for the fiscal year ending December 31, 2023.

DT Midstream	21	2023 Proxy Statement

Audit Committee Report
The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.
The Audit Committee has reviewed and discussed with DT Midstream’s management, internal auditors, and PricewaterhouseCoopers LLP the audited consolidated financial statements and the reporting process, including the systems of internal controls, of DT Midstream contained in DT Midstream’s Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and DT Midstream.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in DT Midstream’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Members of the Audit Committee
Elaine Pickle (Chairperson)	Stephen Baker	Dwayne Wilson
DT Midstream	22	2023 Proxy Statement

3	Proposal: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires the Company to provide stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement and in the tabular and narrative disclosure regarding Named Executive Officer compensation, all contained under the heading “Executive Compensation” in this proxy statement.
The Company’s executive compensation program is designed to include elements of cash and equity-based compensation to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We emphasize competitive, performance-based compensation to attract and retain talented executives and align the interests of our executives with those of our stockholders.
Our executive compensation programs have been important in driving the Company’s success in achieving its corporate and financial objectives by tying executive compensation to achieving very specific goals in each of our key priority areas.
The O&C Committee employs high standards of corporate governance when implementing and reviewing our executive compensation programs. The O&C Committee ensures independence of committee members and compensation consultants, avoids conflicts of interest and provides stockholder disclosure in accordance with SEC and NYSE requirements.
For these reasons, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the overall executive compensation paid to the Named Executive Officers of the Company, as described in the Compensation Discussion and Analysis and the tabular and narrative disclosure regarding Named Executive Officer compensation contained in this proxy statement.”
Because this vote is advisory, it will not be binding upon the Company or the Board. The O&C Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
The Board recommends you vote FOR the proposal to approve executive compensation.
DT Midstream	23	2023 Proxy Statement

Management
Executive Officers
The following table and accompanying narrative presents information, as of March 8, 2023, regarding the individuals who serve as executive officers of DT Midstream.
Name	Age	Position with DT Midstream
Robert Skaggs, Jr.	68	Executive Chairman*
David Slater	57	President and Chief Executive Officer*
Wendy Ellis	58	Executive Vice President, General Counsel and Corporate Secretary
Jeffrey Jewell	55	Executive Vice President and Chief Financial Officer
Christopher Zona	51	Executive Vice President and Chief Operating Officer
Melissa Cox	53	Senior Vice President of Administration
*	For biography, see the section titled “Our Board of Directors.”
Wendy Ellis
Ms. Ellis has served as our Executive Vice President, General Counsel and Corporate Secretary since the Spin-Off. She has over 25 years of experience in the energy industry, where she served in various legal and general counsel capacities. In 2020, Ms. Ellis was appointed executive director and general counsel for the DTE Energy Midstream Business, and, from 2019 to the Spin-Off, she served as executive director and general counsel for DTE Energy’s power and industrial businesses. Ms. Ellis also served as executive director and general counsel for DTE Electric Company, a wholly owned subsidiary of DTE Energy, from 2016 to 2019. From 2009 to 2016, Ms. Ellis was director and general counsel of DTE Gas Company, a wholly owned subsidiary of DTE Energy, and the DTE Energy Midstream Business with responsibility for all legal matters relating to commercial contracts and transactions at DTE Energy. After joining DTE Energy in 1994, at various times, she has also had responsibility for the company’s litigation, employment and labor practice groups as an expert attorney, legal director and associate general counsel.

Prior to joining DTE Energy, Ms. Ellis practiced at the Detroit law firm of Clark, Klein and Beaumont, P.L.C. (now Clark Hill PLC). Ms. Ellis is a member of the board of trustees of Crossroads of Michigan, a social service outreach agency located in Detroit. Ms. Ellis received a Bachelor of Arts degree in business management from Olivet College and a Juris Doctor degree from Northwestern University School of Law.

DT Midstream	24	2023 Proxy Statement

Jeffrey Jewell
Mr. Jewell has served as our Executive Vice President and Chief Financial Officer since the Spin-Off. He has over 25 years of experience in the energy industry, where he has worked in financial, accounting and risk management roles. Prior to the Spin-Off, Mr. Jewell was vice president, treasurer and chief risk officer for DTE Energy, a role that he held since 2019. He served as vice president and controller from 2014 to 2019, and as chief accounting officer from 2018 to 2019, for DTE Energy.

Prior to joining DTE Energy, Mr. Jewell held various financial and risk management leadership positions with Ernst & Young U.S. LLP, Koch Industries, Inc. and Duke Energy Corporation. Mr. Jewell is also a retired Captain of the United States Army Reserves. Mr. Jewell is a board member of the Michigan Crohn’s and Colitis Foundation, and is on the advisory board of the University of Michigan-Dearborn College of Business. Mr. Jewell earned a Bachelor of Business Administration degree in accounting and a Bachelor of Science degree in agricultural economics from Texas A&M University and a Master of Finance degree from the University of Michigan-Dearborn.

Christopher Zona
Mr. Zona has served as Executive Vice President and Chief Operating Officer since the Spin-Off. He has over 29 years of experience in the energy industry, where he has worked in operational, engineering, construction and business development roles. Beginning in 2019, Mr. Zona served as the executive vice president of the DTE Energy Midstream Business. Mr. Zona has played key roles in the acquisition of the Appalachia Gathering System’s and Stonewall Gas Gathering Lateral Pipeline’s assets, bringing the NEXUS Gas Pipeline into service, development and execution of the Bluestone Lateral Gathering Pipeline and Susquehanna Gathering System businesses, expansion of the Washington 10 Storage Complex and completing the DTE Energy Midstream Business’ first solo FERC project with the Birdsboro Pipeline.

After joining DTE Energy in 2006, Mr. Zona has held positions of increasing responsibility, scope and breadth in the business development and project development of the DTE Energy Midstream Business. He started as manager of business development from 2006 to 2008 and was subsequently promoted to director of business development from 2008 to 2014. Mr. Zona was then promoted to vice president, planning, engineering and business development in 2014, and then to senior vice president, project development in 2016.

Prior to joining DTE Energy, Mr. Zona held various engineering, planning, construction and operations management positions for ANR Pipeline Company and SEMCO Energy Gas Company relating to gathering, transmission and storage operations. Mr. Zona earned a Bachelor of Science degree in chemical engineering from the University of Detroit.

Melissa Cox
Ms. Cox has served as Senior Vice President of Administration since April 2022. Prior to this role, Ms. Cox served in several leadership roles throughout her career including Vice President of Information Technology at the Company. Ms. Cox is also the President of the DT Midstream Foundation. Her experience spans automotive, banking, and energy industries and has focused on innovative solutions that accelerate time to value. Ms. Cox is a graduate of Oakland University where she earned a Bachelor of Science in Management Information Systems. She is the former community engagement chair of Inforum’s TechnologyNEXT, which elevates careers for women leaders through technology.

DT Midstream	25	2023 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
The following narratives and tables discuss the compensation paid in 2022 to our Chief Executive Officer, Chief Financial Officer and our other four most highly compensated executive officers during 2022, whom we refer to collectively as our “Named Executive Officers” or “NEOs”. Our Named Executive Officers were determined based on the compensation earned during 2022, as shown in the “Summary Compensation Table” below. Our Named Executive Officers during 2022 were:
•	David Slater, President and Chief Executive Officer
•	Jeffrey Jewell, Executive Vice President and Chief Financial Officer
•	Christopher Zona, Executive Vice President and Chief Operating Officer
•	Wendy Ellis, Executive Vice President, General Counsel and Corporate Secretary
•	Melissa Cox, Senior Vice President of Administration
•	Richard Redmond, Jr., retired Executive Vice President and Chief Administrative Officer*
*	Mr. Redmond retired from the Company on April 10, 2022.
Executive Summary
Our compensation philosophy is designed to align the interests of our executive officers with those of our stockholders by providing pay that is directly linked to the achievement of performance goals established to foster the creation of sustainable long-term stockholder value. At the root of our compensation philosophy is the use of variable, at-risk compensation that connects pay outcomes with superior results and growth execution.
The Company believes in executive compensation that is competitive with our peers, has meaningful performance components and has equity-based elements to encourage executives to maintain an appropriate ownership interest in the Company. Our performance-based compensation programs result in most of the compensation of our Chief Executive Officer being linked to the achievement of a combination of short-term and long-term Company and personal goals and stockholder value creation.
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The following elements comprise the total compensation awarded to our Named Executive Officers:
Elements of Compensation	How this Element Serves the Company’s Objectives
Base Salary
Provides a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company and demonstrated performance.

The Company generally references median base salaries for our executive compensation peer group, taking into account differences in company size within the executive compensation peer group.

Annual Incentives
Intended to compensate individuals yearly based on the achievement of specific near-term, annual goals, which are established at the beginning of each year and approved by the O&C Committee.

The Board and management have identified several priority areas that management and the Board discuss regularly when reviewing Company performance. Our performance measures for annual incentive awards are the measurements that the Board uses to track progress in these key priority areas. Achievement of these performance objectives is a critical measure of the Company’s progress towards its goal of providing a comprehensive set of high-performing midstream pipeline, storage and gathering assets to our customers.

Long-Term Incentives
Used to align executive actions with long-term management and stockholder objectives, providing rewards consistent with the creation of stockholder value.

Our plan is also designed to help retain executives over time and ensure they have a strong sense of ownership in the Company.

Pay for Performance Alignment
The Company’s compensation programs are designed to clearly align performance objectives for our Named Executive Officers with the interests of stockholders and with management’s system of priorities. Our executive compensation philosophy is to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We will continue to emphasize performance-based compensation for results that are consistent with stockholder and customer interests. The main objectives underlying this philosophy are:
•
Competitive: Compensation must be competitive to attract and retain talented executives – data from peer group companies are taken into consideration when analyzing our compensation practices and levels;

•
Performance-based: Compensation should have meaningful performance components – a portion of an executive’s total compensation opportunity is linked to predefined short-term and long-term corporate and financial objectives; and

•	Ownership culture: Compensation must include equity-based elements to encourage executives to have an ownership interest in the Company.
DT Midstream	27	2023 Proxy Statement

What We Do and What We Don’t Do
Our compensation programs are competitive and well-governed. We adopt best practices that make sense for our Company and industry and avoid pay practices that are inconsistent with our pay-for-performance structure.
What we do:
✔	Multiple performance metrics: We use multiple performance measures in our short-term and long-term plans that link compensation to our corporate objectives and to maximize stockholder value
✔	Majority of CEO pay at risk: We make the majority of compensation for our Chief Executive Officer “at risk” to further tie compensation to performance and stockholder interests
✔	Independent oversight: Our O&C Committee is comprised of all independent directors and our compensation consultant is independent
✔
Clawback policy: We adopted a clawback mechanism to allow the Company to recover incentive compensation in the event of restatement because of material noncompliance with financial reporting requirements under federal securities laws

✔	Ownership guidelines: We require executives and directors to meet robust stock ownership requirements
✔	Ongoing program evaluation: We review and update our peer groups and benchmarking on a regular basis to make sure our compensation remains competitive and aligned with evolving best practices
✔	Stockholder engagement: We engage with stockholders to seek input about our compensation practices and policies
What we don’t do:
✘	No single-trigger change-in-control payments
✘	No excessive perquisites
✘	No tax gross ups on change-in-control payments
✘	No guaranteed bonuses
✘	No hedging of Company securities for officers or directors
✘	No pledging of Company securities for officers or directors
Role of the Organization and Compensation Committee
The O&C Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions the O&C Committee makes. Generally, the O&C Committee is responsible for our overall executive total compensation philosophy, structure, practices and related risks. The O&C Committee’s responsibilities are more fully detailed in its charter. The O&C Committee continually monitors the executive compensation program and adopts changes to reflect the dynamic marketplace in which we compete for talent. To the extent necessary, the O&C Committee also works with other Board committees to review or approve reports, awards and other matters relating to compensation. In addition, the O&C Committee determines and approves the Chief Executive Officer’s and Executive Chairman’s compensation and approves the compensation of certain other executives.
The O&C Committee uses information from several external sources to monitor and achieve an executive compensation program that supports our business goals and attracts executives whose performance will be measured against those goals. External information enables the O&C Committee to maintain impartial decision-making regarding performance and pay. The O&C Committee annually reviews each component of the Named Executive Officers’ compensation and, based on input from management and a review of competitive data from peer group companies (as discussed below), the O&C Committee believes that the current structure is appropriately balanced and competitive to accomplish the important tasks of recruiting, retaining and motivating talented executives in the energy industry in which we compete.
DT Midstream	28	2023 Proxy Statement

Independent Review of Compensation Program
The O&C Committee directly employs an outside consulting firm, Meridian Compensation Partners LLC (“Meridian”), to advise the O&C Committee on various executive compensation matters, including current compensation trends, and to provide objective recommendations as to the design of our executive compensation program. Meridian reports directly to the O&C Committee. Use of an outside consultant is an important component of the compensation setting process, as it enables the O&C Committee to make informed decisions based on market data and practices.
A representative from Meridian attends O&C Committee meetings, meets with Committee members in executive session, consults with the members as required and provides input regarding the Executive Chairman and Chief Executive Officer’s compensation and performance.
Meridian has served as the O&C Committee’s outside consultant since July 2021. The O&C Committee has determined Meridian to be an independent consultant. Meridian has no affiliations with any of the Named Executive Officers or members of the Board other than in its role as an outside consultant. The lead consultant and partner in charge for Meridian, who provided executive compensation consulting services to the O&C Committee, did not provide any other services to the Company during 2022.
Management’s Role
Our management works closely with the O&C Committee in the executive compensation process. Excluding the Executive Chairman and President and Chief Executive Officer’s compensation, management’s responsibilities include:
•	Recommending performance measures and metrics that are formulated based on our corporate strategy and priorities;
•	Reporting executive performance evaluations;
•	Recommending base salary levels and other compensation, including equity awards; and
•	Recommending appointment of executives.
The Executive Chairman and President and Chief Executive Officer’s compensation is determined solely by the O&C Committee, which bases its decisions on performance and market studies along with participation and recommendations from its independent outside consultant.
Executive Compensation Peer Group Assessment
Each component of executive compensation (see the section titled “Key Components of Executive Compensation” below) is compared, measured and evaluated against an executive compensation peer group of companies. The O&C Committee approves the executive compensation peer group and periodically reviews and updates the companies included in that group.
The most recent executive compensation peer group was approved by the O&C Committee in August 2022. This peer group, which was applicable for compensation decisions with respect to compensation in 2022, consists of the companies listed below. The executive compensation peer group consists primarily of oil and gas storage and transportation companies, selected based on size, complexity and the quality of publicly available data with respect to these companies. The O&C Committee reviews the executive compensation peer group data when making compensation decisions relating to the Named Executive Officers and the Company’s mix of compensation components.
Executive Compensation Peer Group
•	The Williams Companies, Inc.	•	Genesis Energy, L.P.
•	Targa Resources Corp.	•	NuStar Energy L.P.
•	DCP Midstream, LP	•	Antero Midstream Corporation
•	Equitrans Midstream Corporation	•	Crestwood Equity Partners LP
•	HF Sinclair Corporation	•	Summit Midstream Partners, LP
•	EnLink Midstream, LLC	•	Magellan Midstream Partners, L.P.
•	Western Midstream Partners, LP
DT Midstream	29	2023 Proxy Statement

The O&C Committee retained Meridian to conduct a market study covering compensation practices for similar executive officer positions in the executive compensation peer group. The most recent market study was completed in November 2022, and the results from this market study were used by the O&C Committee to determine compensation for our Named Executive Officers during 2023.
Key Components of Executive Compensation
The key components of the compensation program include the following:
•	Base Salary;
•	Annual and Long-Term Incentives;
•	Retirement and Other Benefits; and
•	Post-Termination Benefits
While the programs and pay levels reflect differences in job responsibilities, the structure of the compensation and benefits program is applied consistently to our Named Executive Officers, including the Chief Executive Officer. Differences in compensation between the Chief Executive Officer and the other Named Executive Officers are due, in part, to an analysis of peer group benchmark data, as well as differences in the responsibilities of each Named Executive Officer. We review each element of total compensation, both individually and on a combined basis, for each Named Executive Officer and make adjustments as appropriate based on these comparisons. The following is a more detailed discussion of the components of the Company’s executive compensation program:
Base Salary
The objective of base salary is to provide a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company, and demonstrated performance. When setting individual base salary levels, we consider several factors, including (i) the market reference point for the executive’s position, (ii) the responsibilities of the executive’s position, (iii) the experience and performance of the executive, and (iv) retention issues. Market reference points target the median for most positions, adjusted to take into account differences in company size within the executive compensation peer group. In addition, we establish midpoints for each executive group level for determining base salary for those executives whose jobs cannot be easily matched in the marketplace. These midpoints are consistent with the market reference points for other executives in the same executive group. We review these midpoints annually to ensure they are consistent with the market and make salary adjustments, when appropriate.
For 2022, the O&C Committee set the annual base salary amounts for our Named Executive Officers as follows: Mr. Slater—$700,000; Mr. Jewell—$470,000; Mr. Zona—$470,000; Ms. Ellis—$390,000; Ms. Cox—$340,000; and Mr. Redmond—$445,000.
Annual and Long-Term Incentives
We have two primary types of incentives that reward our executives for performance. The incentives are designed to tie compensation to performance and align our executives’ interests with those of the Company’s stockholders. Our annual incentives allow us to reward executives with annual cash bonuses for performance against pre-established objectives based on work performed in the prior year. Our long-term incentives allow us to grant executives long-term equity incentives to encourage continued employment with DT Midstream and to accomplish pre-defined long-term performance objectives and to create stockholder alignment.
We believe the current mix among base salary, annual incentives, and long-term incentives is appropriately set to provide market-competitive compensation when Company performance warrants. The mix is more heavily weighted toward incentive compensation at higher executive levels within the Company. The interplay between the annual incentives and the long-term incentives provides a balance to motivate executives to achieve our business goals and objectives and to properly reward executives for the achievement of such goals and objectives.
DT Midstream	30	2023 Proxy Statement

Annual Incentives
The objective of the annual incentives is to compensate individuals yearly based on the achievement of specific annual goals and tie compensation to near-term performance. In connection with the Spin-Off, we established the DT Midstream, Inc. Annual Incentive Plan (the “Annual Incentive Plan”). Under the terms of the Annual Incentive Plan, participating executives and other select employees may receive annual cash awards based on performance compared against pre-established Company, business unit and individual objectives. Objectives that management proposes are reviewed and approved or revised by the O&C Committee. The objectives include performance measures in several categories that are critical to our success. The weights, which can change from year to year, are determined based on the Company’s key priorities and areas of focus for the upcoming year. The final awards, if any, are paid after the O&C Committee approves the final results of each objective.
With the establishment of the 2022 Annual Incentive Plan Scorecard, the O&C Committee removed the Individual Performance Modifier for Named Executive Officers applicable under the 2021 Annual Incentive Plan Scorecard. Additionally, the O&C Committee increased the payout metrics to have a maximum payout of 200%. This adjustment is informed by executive compensation peer group benchmarking and was made to align executive annual incentives to Company performance and stockholder interests.
For 2022, the O&C Committee adopted a 2022 Annual Incentive Plan Scorecard that is determined as follows:
•	The executive’s most recent year-end base salary is multiplied by a target award percentage to arrive at the target award.
•
The target award is multiplied by a corporate performance modifier, ranging from 0% to 200%, that is determined based on final results compared to threshold, target and maximum levels for each objective.

•	The result is the earned Annual Incentive Plan award.
Year End Salary	x	Target Award Percentage	x	Corporate Performance Modifier 0% to 200%	=	Earned AIP Award
Each objective has a threshold, target and maximum level. The Company must attain a minimum level of achievement for an objective before any compensation is payable with respect to that objective. The minimum established level of each objective will result in a payout of 25% of target and the maximum established for each level (or better) will result in a payment of 200% of target. The target award levels for the Named Executive Officers for 2022 were as follows: Mr. Slater, 125% of base salary; Mr. Jewell, 90% of base salary; Mr. Zona, 90% of base salary; Ms. Ellis, 65% of base salary; and Ms. Cox, 45% of base salary. Because Mr. Redmond retired from the Company in April 2022, he received a prorated payment for his 2022 Annual Incentive Plan award (target of 70% of base salary) in 2023 based on the Company’s actual achievement of performance measures during the performance period as described below.
The financial performance measure, which is adjusted EBITDA, was chosen as an indicator of the Company’s financial strength as adjusted to align with the Company’s budget. With respect to business operations, the Operating Performance and Systems Reliability measures were chosen to enhance the Company’s operational excellence and together focus on upgrading and expanding the Company’s pipeline and construction projects. Business Development measures such as the advancement of projects, executing new business opportunities and business portfolio returns were chosen to align with stockholder interests in growing the business. Finally, certain environmental, social and governance and safety measures were included to promote the reduction of carbon emissions and other environmentally friendly practices and to ensure our Company is a safe and engaging place to work.
DT Midstream	31	2023 Proxy Statement

For 2022, the performance objectives and the related weightings, thresholds, targets, maximums and results for calculating the Named Executive Officers’ pre-adjusted annual incentive award amounts were as follows:
Category	Weight	Measures	Sub- Measure Weight	Threshold	Target	Maximum	Result	Payout	Weighted Average Payout
Financial Performance	60%	Adjusted EBITDA(1)	60%	$770*	$790*	$810*	$830*	200.00%	120.00%
Business Development	15%	Business Development	15%	See below				187.73%	28.16%
Operating Excellence	15%	Operating Performance	10%	See below				104.50%	10.45%
		Systems Reliability	5%	97.5	98.5	99.0	99.0	200.00%	10.00%
Environmental, Social and Governance	10%	ESG Initiatives	5%	See below				100.00%	5.00%
		OSHA Recordable Incident Rate	5%	1.44	0.92	0.21	0.66	136.6%	6.83%
Total									180.44%
*	In millions
(1)
Adjusted EBITDA reflects Company operating earnings before expenses for interest, taxes, depreciation and amortization, gains or losses from financing activities and includes the proportional share of net income (excluding taxes, depreciation and amortization from our equity method investees) and excludes the proportional share of depreciation and amortization attributable to minority interests in our consolidated subsidiaries.

Business Development: 15% of the annual incentive award is based on achievement of various business development goals as approved by the O&C Committee, including maximizing available capacity, long-term contract returns, the advancement of projects, executing new business opportunities and business portfolio returns. These amounts paid out at 187.73% of target for a weighted average payout of 28.16%.
Operating Performance: 10% of the annual incentive award is based on achievement of operational performance goals as approved by the O&C Committee, including meeting in-service timing and approved budget goals for construction and expansion projects. These amounts paid out at 104.50% of target for a weighted average payout of 10.45%.
ESG Initiatives: 5% of the annual incentive award is based on achievement of certain environmental, social and governance goals as approved by the O&C Committee, including developing an emissions reduction plan, publishing a sustainability report and implementing a third-party certification program. These amounts paid out at 100.00% of target for a weighted average payout of 5.00%.
Long-Term Incentives
Long-term incentives provide the O&C Committee the ability to align programs that focus on our long-term performance over a three-year period, with the objective of aligning executives’ interests with those of our stockholders. The long-term incentives are awarded under the DT Midstream, Inc. Long-Term Incentive Plan (the “DT Midstream LTIP”) and reward executives and other employees with stock-based compensation.
Our executives receive long-term incentive grants based upon a target percentage of base salary. The target award levels for the Named Executive Officers for 2022 were as follows: Mr. Slater, 475% of base salary; Mr. Jewell, 190% of base salary; Mr. Zona, 190% of base salary; Ms. Ellis, 150% of base salary; Ms. Cox, 70% of base salary; and Mr. Redmond, 90% of base salary. Because Mr. Redmond retired from the Company in April 2022, each of his then-outstanding time-vesting restricted stock units vested pro rata and each of his then-outstanding performance shares will vest pro rata based on the Company’s actual achievement for the applicable performance period at the time such performance is certified by the O&C Committee.
DT Midstream	32	2023 Proxy Statement

The value composition of the long-term incentive grants for 2022 was as follows:
Grant Type	Percent of Annual Award
Performance Shares	70%
Restricted Stock Units	30%
This mix was designed to provide incentives to executives for creating long-term stockholder value through strong financial and operating performance while also providing a portion as a time-based retention incentive.
For 2022, the O&C Committee selected performance measures that it viewed as being key drivers of the long-term financial health of the Company and generators of year-over-year stockholder value: total stockholder return (“TSR”) versus the Company’s long-term incentive plan peer group and leverage ratio. Performance is measured over the three-year period that commenced on December 31, 2021 and will end on December 31, 2024. TSR versus our long-term incentive plan peer group is calculated based on simple average stock prices in the first and last months of the performance period (e.g., December 2021 and December 2024). Leverage ratio is calculated as total Company net debt (including long-term and short-term debt and cash and cash equivalents and excluding debt held by unconsolidated investees) divided by adjusted EBITDA.
The long-term incentive plan peer group, which is applicable for performance-based long-term incentive compensation awards granted to our Named Executive Officers in 2022, was approved by the O&C Committee in December 2022 and consists of the companies listed below.
Long-Term Incentive Plan Peer Group
•	Enterprise Products Partners L.P	•	TC Energy Corporation
•	The Williams Companies, Inc.	•	Kinder Morgan, Inc.
•	Energy Transfer LP	•	MPLX LP
•	ONEOK, Inc.	•	Targa Resources Corp.
•	Western Midstream Partners, LP	•	EnLink Midstream Corporation
•	Antero Midstream Corporation	•	Equitrans Midstream Corporation
•	Crestwood Equity Partners LP
The performance objectives and the related weightings, thresholds, targets, and maximums applicable to the performance-based long-term incentive awards granted in 2020 that vested on December 31, 2022, as certified by the O&C Committee on February 21, 2023, were as follows:
Category	Weight	Threshold	Target	Maximum	Result	Payout	Weighted Average Payout
TSR versus Peers	60%	25th Percentile	50th Percentile	75th Percentile	86th Percentile(1)	184.00%	110.40%
Leverage Ratio(2)	20%	4.23	4.08	3.93	3.89	200.00%	40.00%
Operating Earnings	20%	$289*	$304*	$319*	$337	200.00%	40.00%
Total							190.40%
*	In millions
(1)
A portion of these awards are related to performance prior to the Spin-Off and reflect, in part, the DTE Energy TSR. The DTE Energy TSR finished the measurement period at the 59th percentile, which corresponds to a 136% payout. The DTM TSR finished the measurement period at the 86th percentile, which corresponds to a 200% payout. The 184% is derived by applying a 25%/75% weighted average of the two.

(2)
The threshold, target and maximum leverage ratio may be adjusted annually by the Board to reflect changes in rating agency methodologies or requirements and significant strategic objectives such as acquisitions and investments. No adjustments were made to the threshold, target or maximum leverage ratio with respect to the 2022 performance shares.

DT Midstream	33	2023 Proxy Statement

Pension and Deferred Compensation
Pension Benefits
Following the Spin-Off, none of our Named Executive Officers remained eligible to participate in any DTE Energy retirement plans. We do not sponsor any defined benefit pension plans. As discussed below in “Nonqualified Deferred Compensation”, additional contributions are made to our nonqualified defined contribution plan to replace a portion of our Named Executive Officers’ DTE Energy pension benefits.
Deferred Compensation
Substantially all employees, including our Named Executive Officers, are eligible to participate in the DT Midstream 401(k) Plan, a tax-qualified defined contribution retirement benefit plan (the “DTM 401(k) Plan”). Our Named Executive Officers are also eligible to participate in our nonqualified defined contribution plan, the DT Midstream Supplemental Savings Plan (the “DTM Supplemental Savings Plan”).
Providing supplemental retirement and deferred compensation benefits for our executives is in keeping with our philosophy and objectives to attract and retain talented executives. The Post-Employment Benefits Tables and related footnotes beginning on page 44 describe both the tax-qualified and nonqualified retirement benefits for which certain executives are eligible and which are commonly offered by other employers in our peer groups.
For a further description of the nonqualified supplemental retirement and deferred compensation benefits, see the section titled “Nonqualified Deferred Compensation” beginning on page 44.
Post-Termination Agreements
We have entered into severance agreements (the “Severance Agreements”) and change-in-control severance agreements (the “Change-In-Control Severance Agreements”) with each of the Named Executive Officers other than Mr. Redmond. The Change-In-Control Severance Agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and stockholder interests in support of corporate transactions. The important terms of, and the potential payments provided under, the Severance Agreements and Change-In-Control Severance Agreements are described beginning on page 45.
Mr. Redmond retired from the Company on April 10, 2022. In connection with Mr. Redmond’s retirement, Mr. Redmond received (i) full payment of the $400,000 cash-based retention award granted to Mr. Redmond in connection with the Spin-Off that was originally scheduled to vest on the earlier of 21 months following announcement of the Spin-Off or six months following the Spin-Off, (ii) pro-rata payment of Mr. Redmond’s award under the 2022 Annual Incentive Plan based on the Company’s actual achievement of the applicable performance metrics during the performance period and (iii) pro rata vesting of Mr. Redmond’s then-outstanding restricted stock units and performance shares, subject to the O&C Committee’s certification of the applicable performance metrics for the performance period.
Stock Ownership Policy
In addition to the elements of executive officer compensation described above, we have adopted stock ownership guidelines pursuant to which our Named Executive Officers are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary, to be achieved within five years from entering their roles. Until the applicable ownership guideline is achieved, each Named Executive Officer is restricted from selling shares acquired from Company equity awards after payment (or withholding) of the exercise price, if applicable, and taxes. Once the applicable ownership guideline is achieved, the aforementioned restriction will no longer apply. If a Named Executive Officer’s share ownership subsequently falls back below the applicable ownership guideline and remains below the ownership guideline, the Named Executive Officer will be required to comply again with the restriction until such time as the Named Executive Officer again achieves the ownership guidelines.
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Our stock ownership guidelines are shown below. All of our Named Executive Officers are in compliance with the policy.
Position	Ownership Guideline as a Multiple of Base Salary
President and Chief Executive Officer	5x
Executive Vice President and Chief Financial Officer	3x
Executive Vice President and Chief Operating Officer	3x
Executive Vice President, General Counsel and Corporate Secretary	3x
Executive Vice President and Chief Administrative Officer	3x
Senior Vice President of Administration	3x
Compensation Clawback Policy
The DT Midstream LTIP provides that the Company may take action to recover incentive compensation paid to or received by a participant under the DT Midstream LTIP if the Company’s financial results were restated because of the Company’s material non-compliance with a financial reporting requirement, a lower incentive payment or award would have been paid to the participant (or no vesting of the award would have occurred) based on the restated financial results and the incentive payment or award or the vesting of an award occurred during the three-year period preceding the restatement.
Internal Revenue Code Considerations
Limits on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to each “covered employee” which includes our Named Executive Officers. While the O&C Committee considers tax deductibility as one of many factors in determining executive compensation, the O&C Committee will award or modify compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Nonqualified Deferred Compensation Programs
We have structured and intend to administer all of our nonqualified deferred compensation programs to comply with Internal Revenue Code Section 409A. Internal Revenue Code Section 409A imposes additional tax penalties on our executive officers for certain types of nonqualified deferred compensation that are not in compliance with the form and timing of elections and distribution requirements of that section.
Compensation Committee Report
The following Organization and Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.
The O&C Committee has reviewed and discussed with the Company’s management the CD&A included in this proxy statement. Based on this review and these discussions, the O&C Committee has recommended to the Board that the CD&A be included in this proxy statement.
Members of the Organization and Compensation Committee
Dwayne Wilson, Chairperson	Angela Archon	Peter Tumminello
DT Midstream	35	2023 Proxy Statement

Summary Compensation Table
The table below summarizes the total compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020. On July 1, 2021, we consummated our Spin-Off from DTE Energy and launched as an independent publicly traded company. Although we have provided compensation information for our Named Executive Officers that predates the Spin-Off, our NEOs may not have qualified as NEOs under the prior reporting structure under DTE Energy. In 2022 and thereafter, our NEOs did not and will not receive any compensation from DTE Energy or participate in DTE Energy compensation programs, and all decisions with respect to the compensation of our NEOs are made by the O&C Committee.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David Slater President and Chief Executive Officer	2022	676,923	4,279,910	1,578,850	—	288,699	6,824,382
	2021	518,977	4,499,533	1,241,604	127,776	106,064	6,493,954
	2020	434,615	646,555	517,600	174,957	125,348	1,899,075
Jeffrey Jewell Executive Vice President and Chief Financial Officer	2022	460,769	1,149,458	763,261	—	172,746	2,546,234
	2021	404,638	3,686,558	711,853	192,651	74,551	5,070,251
	2020	373,462	1,210,955	264,000	243,355	54,507	2,146,279
Christopher Zona Executive Vice President and Chief Operating Officer	2022	459,615	1,149,458	763,261	—	131,142	2,503,476
	2021	380,231	2,177,582	615,629	38,930	77,288	3,289,660
Wendy Ellis Executive Vice President, General Counsel and Corporate Secretary	2022	383,077	753,053	457,415	—	112,407	1,705,952
	2021	340,939	1,253,721	372,481	97,369	80,893	2,145,403
Melissa Cox Senior Vice President of Administration	2022	296,462	306,504	276,073	—	33,431	912,470
Richard Redmond, Jr. Retired Executive Vice President and Chief Administrative Officer	2022	132,308	515,361	173,118	—	499,499	1,320,556
	2021	380,231	603,296	615,329	124,859	63,207	1,786,922
	2020	331,539	527,800	337,800	175,322	91,243	1,463,704
(1)
The base salary amounts reported include amounts that were voluntarily deferred by the Named Executive Officer into the DTM Supplemental Savings Plan (a nonqualified defined contribution plan). The amounts deferred by each of the Named Executive Officers were as follows:

Name	2022 Deferred Amount (DTM Supplemental Savings Plan) ($)
David Slater	27,154
Jeffrey Jewell	18,962
Christopher Zona	9,861
Wendy Ellis	51,000
Melissa Cox	2,646
Richard Redmond, Jr.	—
DT Midstream	36	2023 Proxy Statement

(2)
These amounts represent the grant date fair value of the restricted stock units and performance shares granted in 2022, computed in accordance with ASC Topic 718. All performance shares in this column are reported assuming target performance. Assuming maximum level of performance, the aggregate grant date values of performance shares granted in 2022 are as follows: Mr. Slater—$4,616,231; Mr. Jewell—$1,239,784; Mr. Zona—$1,239,784; Ms. Ellis—$812,227; Ms. Cox—$330,520; and Mr. Redmond $556,122. Because Mr. Redmond retired in April 2022, each of his then-outstanding time-vesting restricted stock units, including those granted in 2022, vested pro rata; his performance shares will vest pro rata, subject to the O&C Committee’s certification of the applicable performance metrics for the performance period.

(3)	The 2022 annual incentive amounts, shown in the Non-Equity Incentive Plan Compensation column, paid to the Named Executive Officers were calculated as described beginning on page 31.
(4)
DT Midstream does not have a pension plan. Amounts from 2020 and 2021 represent the aggregate change in the actuarial present values of each Named Executive Officer’s accumulated benefits under the DTE Energy Company Retirement Plan (“Qualified Plan”), the DTE Energy Company Supplemental Retirement Plan (“SRP”), and the DTE Energy Company Executive Supplemental Retirement Plan (“ESRP”). The measurement period for 2021 was January 1, 2021, through June 30, 2021.

(5)	The following table provides a breakdown of the 2022 amounts reported in this column:
Name	Company Matching Contributions to the DTM 401(k) Plan ($)*	Company Matching Contributions to the DTM Supplemental Savings Plans ($)*, **	Additional Benefits ($)***	Total ($)
David Slater	40,462	42,000	206,237	288,699
Jeffrey Jewell	42,746	11,569	118,431	172,746
Christopher Zona	38,854	16,169	76,119	131,142
Wendy Ellis	28,185	14,815	69,407	112,407
Melissa Cox	32,077	785	569	33,431
Richard Redmond, Jr.	15,859	0	483,640	499,499
*
The matching contributions reflected in these two columns are predicated on the Named Executive Officers making contributions from eligible compensation to the DTM 401(k) Plan and the DTM Supplemental Savings Plan. The total combined company matching contributions with respect to these plans cannot exceed 6% of eligible compensation for each of the Named Executive Officers. The amounts disclosed include Company contributions available to all employees, which include a match predicated on the Named Executive Officers electing to make contributions from eligible compensation to the DTM 401(k) Plan, a non-elective 4% contribution in lieu of providing a defined benefit plan and an annual contribution of $4,000 (contributed in weekly increments) in lieu of providing a retiree health care plan.

**
The DTM Supplemental Savings Plan provides for deferring compensation in excess of various Internal Revenue Code limits imposed on tax qualified plans. DTM Supplemental Savings Plan account balances are paid only in cash to the Named Executive Officer upon termination of employment.

***
The Company provides a non-elective contributory contribution to compensate several Named Executive Officers, in part, for amounts the participant would have received under a prior employer’s nonqualified defined contribution deferred compensation plan. For each Named Executive Officer, this column also represents the value attributable to imputed life insurance benefits paid in 2022. For Mr. Slater, this column also includes athletic club membership dues for 2021 through 2023 that were paid in 2022 in the amount of $13,508. For Mr. Redmond, this column also includes a retention bonus paid in 2022 in the amount of $400,000.

DT Midstream	37	2023 Proxy Statement

Grants of Plan-Based Awards
The following table shows all plan-based awards that the Company granted to the Named Executive Officers during 2022.
Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Slater		218,750	875,000	1,750,000
	2/4/2022							19,328	989,207
	2/4/2022				22,549	45,098	90,196		3,290,703

Jeffrey Jewell		105,750	423,000	846,000
	2/4/2022							5,191	265,675
	2/4/2022				6,056	12,112	24,224		883,782

Christopher Zona		105,750	423,000	846,000
	2/4/2022							5,191	265,675
	2/4/2022				6,056	12,112	24,224		883,782

Wendy Ellis		63,375	253,500	507,000
	2/4/2022							3,401	170,063
	2/4/2022				3,968	7,935	15,870		578,990
Melissa Cox		38,250	153,000	306,000
	2/4/2022							1,385	70,884
	2/4/2022				1,615	3,229	6,458		235,619
Richard Redmond, Jr.(5)		77,875	311,500	623,000
	2/4/2022							2,329	119,198
	2/4/2022				2,717	5,433	10,866		396,432
(1)
These dollar amounts represent the threshold, target, and maximum calculated awards for the 2022 plan year under the Annual Incentive Plan. The various measures and details relating to the 2022 final awards are presented beginning on page 31.

(2)
Represents the number of performance shares granted in 2022. The performance measurement period for the 2022 grants is December 31, 2021 through December 31, 2024. Payments earned from the 2022 grants will be based on the following performance measures: 75% total shareholder return versus long-term incentive plan peers and 25% leverage ratio. The final payouts, if any, will occur after the O&C Committee certifies the final results in early 2025.

(3)
Represents the annual grant of restricted stock units in 2022. The restricted stock units will vest on February 4, 2025, assuming the Named Executive Officer is still employed by the Company on that date.

(4)
The grant date fair value is computed in accordance with ASC Topic 718. The final payout of performance share awards is subject to market and performance conditions. The amounts included in this column are based on the probable outcome with respect to the satisfaction of the performance condition, which is assumed to be target performance, and the fair value of the market condition consistent with the recognition criteria in ASC Topic 718.

(5)
While original grant amounts are shown, because Mr. Redmond retired in April 2022, each of his awards under the 2022 Annual Incentive Plan and the DT Midstream LTIP will vest pro rata, subject to the O&C Committee’s certification of the applicable performance metrics for the performance period.

DT Midstream	38	2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022. Treatment of any outstanding equity awards in the event of a change in control is described under “Potential Payments Upon a Termination of Employment” beginning on page 45.
Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Slater	1/29/2020	21,157	1,520,538	—	—
	1/27/2021	5,609	309,979	13,073	1,158,260
	8/2/2021(4)	92,363	5,103,998	—	—
	2/4/2022	20,041	1,107,444	46,761	2,868,830
Jeffrey Jewell	1/29/2020	9,936	714,398	—	—
	1/27/2021	2,805	154,998	6,007	532,211
	5/4/2020(5)	31,554	1,743,650	—	—
	8/2/2021(4)	51,313	2,835,567	—	—
	2/4/2022	5,382	297,431	12,559	770,484
Christopher Zona	1/29/2020	8,649	622,619	—	—
	1/27/2021	2,455	135,637	5,653	500,889
	8/2/2021(4)	38,485	2,126,690	—	—
	2/4/2022	5,382	297,431	12,559	770,484
Wendy Ellis	1/29/2020	5,610	403,047	—	—
	1/27/2021	1,753	96,860	3,533	313,044
	8/2/2021(4)	25,657	1,417,813	—	—
	2/4/2022	3,526	194,868	8,228	504,771
Melissa Cox	1/29/2020	1,928	137,506	—	—
	1/27/2021	526	29,041	1,237	109,583
	8/2/2021(4)	4,618	255,203	—	—
	2/4/2022	1,436	79,357	3,348	205,407
Richard Redmond, Jr.	1/29/2020	8,183	579,517	—	—
	1/27/2021	2,412	133,281	5,921	524,580
	2/4/2022	2,359	130,339	5,506	337,826
(1)
Represents restricted stock units awarded in 2020, 2021 and 2022 and performance shares awarded in 2020. The restricted stock units vest on the third anniversary of the applicable grant date, except for grants issued on August 2, 2021, described below. The peformance shares were earned based on the performance period that began January 1, 2020 and ended December 31, 2022. The number of shares issuable pursuant to the awards was determined in February 2023 and was subject to service-based vesting through the date of determination.

(2)	Represents the fair market value of shares using the closing price on December 30, 2022 of $55.26.
(3)
Represents target performance shares awarded in 2021 and 2022. The performance period begins on January 1 of the year of grant and ends on December 31 of the second year following the year of grant. If performance goals are achieved, awards are made in stock in the first quarter following the end of the performance period.

(4)
Represents the Founder’s Grant of restricted stock units, which will vest 25% on August 2, 2023, 25% on August 2, 2024 and 50% on August 2, 2025, assuming the Named Executive Officer is still employed by the Company on that date.

(5)	Represents a special grant of restricted stock units that vest in 56% on May 4, 2023 and 44% on May 4, 2026.
DT Midstream	39	2023 Proxy Statement

Stock Awards Vested
The following table sets forth information regarding the value of Company stock awards that vested in 2022, for each of the Named Executive Officers.
	Stock awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
David Slater	11,208	570,197
Jeffrey Jewell	6,793	345,556
Christopher Zona	9,710(2)	526,870
Wendy Ellis	4,188	213,024
Melissa Cox	1,301	66,190
Richard Redmond, Jr.	12,897(2)	685,439
(1)
Represents restricted stock units and performance shares that vested and were paid out in 2022. The performance shares paid out in 2022 were earned for the performance period ending on December 31, 2021 and were determined and paid during 2022.

(2)	Includes a special restricted stock unit grant that vested on December 31, 2022 and settled in January 2023.
DT Midstream	40	2023 Proxy Statement

PAY VERSUS PERFORMANCE
Below is information about the relationship between executive compensation actually paid (“CAP”) to our Named Executive Officers and our financial performance, as prepared in accordance with SEC rules. CAP is an amount calculated using methodology prescribed by SEC rules and differs from the compensation actually received by our Named Executive Officers and the compensation decisions described in the CD&A section above. For purposes of the Peer Group Total Shareholder Return column of the Pay Versus Performance Table, we have used the Standard & Poor’s 500 Index and Alerian Midstream Energy Index, which we also use for purposes of the Stock Performance Graph in our annual report on Form 10-K.
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (in millions)	Adjusted EBITDA (in millions)
2022	$6,824,382	$8,597,154	$1,794,738	$2,212,618	141.56	90.94 118.56	$370	$830
2021	$6,493,954	$8,553,120	$3,073,059	$3,842,225	117.18	111.07 97.63	$307	$768
(1)
The following table sets forth, for each year reported in the Pay Versus Performance Table, the Principal Executive Officer (“PEO”) included in the Pay Versus Performance Table and the adjustments (i.e., amounts deducted and added) made to the PEO’s Summary Compensation Table Total to determine the CAP to the PEO. The valuation methodology (including assumptions) used to determine the fair value of restricted stock unit awards for purposes of determining the CAP to the PEO is the same as set forth in footnote 2 to the Summary Compensation Table. For performance share awards, the grant date fair value of awards used for Summary Compensation Table calculations assumes target performance. To determine the year-end fair values used in the CAP calculations, we have updated the performance expectations to reflect the latest performance estimates for unvested and outstanding awards at each fiscal year end date. We have also recalculated the fair value of the Total Shareholder Return component of the performance share awards at each fiscal year end date. Furthermore, because the Qualified Plan, the SRP and the ESRP are plans controlled by DTE Energy for which the Company does not have access to or insight into the relevant compensation data, the CAP to the PEO does not include any adjustment to the actuarial present value of the PEO’s accumulated benefits under the Qualified Plan, the SRP and the ESRP, as set forth in the Summary Compensation Table. There were no DT Midstream stock awards granted prior to 2021 that vested in 2021.

Years	Summary Compensation Table (SCT) Total for PEO	Less Reported SCT Stock Award Value	Plus 12/31/22 Fair Value (FV) of Awards Granted in Fiscal Year	Plus Change in FV of Awards Granted Prior to 2022, Unvested as of 12/31/22	Plus Change in FV of Awards Granted prior to 2022 that Vested in Fiscal Year	Compensation Actually Paid to PEO
2022	$6,824,382	($4,279,910)	$3,976,274	$1,730,463	$345,945	$8,597,154
2021	$6,493,954	($4,499,533)	$5,479,668	$1,079,031		$8,553,120
(2)	Non-PEO NEOs represents the following individuals:
2022	Jeffrey Jewell Christopher Zona Wendy Ellis Melissa Cox Richard Redmond, Jr.
2021	Jeffrey Jewell Christopher Zona Richard Redmond, Jr. Wendy Ellis
DT Midstream	41	2023 Proxy Statement

(3)
The following table sets forth, for each year reported in the Pay Versus Performance Table, the Named Executive Officers (other than the PEO) included in the calculation of the average CAP to non-PEO Named Executive Officers and the adjustments (i.e., amounts deducted and added) made to the Summary Compensation Table Total of the relevant NEOs to determine the average CAP to the relevant Named Executive Officers. The valuation methodology (including assumptions) used to the determine the fair value of equity awards for purposes of determining the average CAP to the Named Executive Officers is the same as set forth in footnote 2 to the Summary Compensation Table. Because the Qualified Plan, the SRP and the ESRP are plans controlled by DTE Energy for which the Company does not have access to or insight into the relevant compensation data, the CAP to the Named Executive Officers (other than the PEO) does not include any adjustment to the actuarial present value of the Named Executive Officers’ (other than the PEO) accumulated benefits under the Qualified Plan, the SRP and the ESRP, as set forth in the Summary Compensation Table. There were no DT Midstream stock awards granted prior to 2021 that vested in 2021.

Years	Summary Compensation Table (SCT) Total for Non- PEO NEOs	Less Reported SCT Stock Award Value	Plus 12/31/22 Fair Value (FV) of Awards Granted in Fiscal Year	Plus Change in FV of Awards Granted Prior to 2022, Unvested as of 12/31/22*	Plus Change in FV of Awards Granted prior to 2022 that Vested in Fiscal Year*	Compensation Actually Paid to Non-PEO NEOs
2022	$1,794,738	($774,821)	$631,888	$426,305	$134,508	$2,212,618
2021	$3,073,059	($1,930,289)	$2,201,585	$497,870		$3,842,225
*	Net of forfeitures
(4)
For purposes of our Peer Group Total Shareholder Return column of the Pay Versus Performance Table, we have used the Standard & Poor’s 500 Index (first number) and Alerian Midstream Energy Index (“AMNA Index”) (second number), which we also use for purposes of the Stock Performance Graph in our annual report on Form 10-K. We believe the AMNA Index is meaningful because it is an independent, objective view of the performance of similarly sized midstream energy companies. The Total Shareholder Return values are measured from July 1, 2021, the date that DT Midstream became an independent, publicly traded company.

Tabular List
The following tabular list sets forth those measures, which, in our assessment, represent the three financial performance measures and the three non-financial performance measures that we use to link the compensation paid to our Named Executive Officers for fiscal year 2022 to Company performance.
Financial Performance Measures
Adjusted EBITDA
Leverage Ratio
Relative TSR
Non-Financial Performance Measures
Business Development
Operating Performance
OSHA Recordable Incident Rate
DT Midstream	42	2023 Proxy Statement

Descriptions of Pay Versus Performance Relationships
The following graphs show the relationship between the CAP to our PEO and the average of the CAP to our other Named Executive Officers (other than our PEO) to our total shareholder return, the total shareholder return of our peer groups, net income and adjusted EBITDA, each over the two fiscal years ending December 31, 2021 and 2022, as reported in the table above.

CAP Versus Company and Peer Group Shareholder Return
CAP in Millions
$30
$25
$20
$15
$10
$5
$-
Value of Initial $100
$161
$141
$121
$101
$81
$61
$41
$21
$1
$100
$117
$111
$98
$142
$119
$91
$8.55M
$3.84M
$8.59M
$2.21M
7/1/2021
12/31/2021
12/31/2022
Compensation Actually Paid - PEO
Average Non-PEO
Total Shareholder Return
Peer Group Shareholder Return (S&P)
Peer Group Shareholder Return (Alerian)

For purposes of our Peer Group Total Shareholder Return, we have used both the Standard & Poor’s 500 Index and AMNA Index. We use both indexes for purposes of the Stock Performance Graph in our annual report on Form 10-K. We believe the AMNA Index is meaningful because it is an independent, objective view of the performance of similarly sized midstream energy companies. The Total Shareholder Return values are measured from July 1, 2021, the date that DT Midstream became an independent, publicly traded company.

CAP Versus Net Income and Adjusted EBITDA
(in Millions)
CAP in Millions
Net Income and Adjusted EBITDA in Millions
$30
$25
$20
$15
$10
$5
$-
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
$768M
$830M
$307M
$370M
$8.55M
$8.59M
$3.84M
$2.21M
7/1/2021
12/31/2021
12/31/2022
Compensation Actually Paid - PEO
Average Non-PEO
Net Income
Adjusted EBITDA

DT Midstream	43	2023 Proxy Statement

POST-EMPLOYMENT BENEFITS
Tax-Qualified Deferred Compensation
DTM 401(k) Plan
Following the Spin-Off, generally all DT Midstream employees are eligible to participate in the DTM 401(k) Plan. A participant may contribute up to 100% (less applicable FICA taxes and other legally required or voluntary deductions, and subject to annual limits under the Internal Revenue Code) of eligible compensation to the DTM 401(k) Plan as pretax, Roth, or after-tax contributions. We contribute $1 to the participant’s DTM 401(k) Plan account for each $1 the participant contributes on the first 4% of eligible compensation. We contribute $0.50 for each $1 contributed on the next 4% of eligible compensation. We also contribute 4% of eligible compensation in lieu of providing a defined benefit pension plan, and an annual contribution of $4,000 (contributed in biweekly increments) in lieu of providing a retiree health care plan. Participants are always 100% vested in their contributions to the DTM 401(k) Plan; participants vest in our contributions to the DTM 401(k) Plan over six years of service. Service with DTE Energy before the Spin-Off is counted for purposes of vesting under the DTM 401(k) Plan.
Our contributions to the DTM 401(k) Plan are made in cash; participants may direct the investment of their contributions and our contributions to any investment option available under the DTM 401(k) Plan.
Nonqualified Deferred Compensation
The following table sets forth the aggregate earnings and account balance information under the DTM Supplemental Savings Plan for 2022.
Name	Plan	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)
David Slater	DTM Supplemental Plan	22,846	219,873	(27,902)	278,395
Jeffrey Jewell	DTM Supplemental Plan	6,969	120,807	(14,100)	143,141
Christopher Zona	DTM Supplemental Plan	15,346	84,219	(13,020)	124,195
Wendy Ellis	DTM Supplemental Plan	45,000	81,648	(11,884)	169,452
Melissa Cox	DTM Supplemental Plan	2,646	1,569	(47)	4,168
Richard Redmond, Jr.	DTM Supplemental Plan	—	84,662	(10,799)	116,201
DTM Supplemental Savings Plan
Our Named Executive Officers are eligible to participate in the DTM Supplemental Savings Plan. The benefits provided under the DTM Supplemental Savings Plan include the benefits that would have otherwise been provided under the DTM 401(k) Plan, including any company contributions, but for the limitations imposed on qualified plans by the Internal Revenue Code. The percentage of compensation a participant may contribute to the DTM Supplemental Savings Plan is the same as the pre-tax percentage of compensation the participant elects to contribute to the DTM 401(k) Plan. Company contributions mirror those under the DTM 401(k) Plan, including the vesting schedule; DT Midstream may also make additional company contributions to participants’ accounts. The investment options into which a participant can elect to have the participant’s account treated as invested are the same as under the DTM 401(k) Plan.
DT Midstream maintains bookkeeping accounts for participants in the DTM Supplemental Savings Plan. A participant’s benefit will be the participant’s bookkeeping account recording the participant’s interest in each of the investment options in which the participant’s contributions and company contributions are treated as invested. No actual “contributions” are made to the investment options. Earnings and losses are calculated using the daily valuation methodology used by the recordkeeper for each corresponding investment option in the DTM 401(k) Plan.
DT Midstream	44	2023 Proxy Statement

All accounts under the DTM Supplemental Savings Plan are subject to Internal Revenue Code Section 409A. When a participant terminates employment with DT Midstream, the participant will receive the vested value of the participant’s DTM Supplemental Savings Plan account, including all of the participant’s own contributions and the vested portion of company contributions, adjusted for earnings and losses. In the event of death, a lump sum distribution will be paid to the participant’s spouse or designated beneficiary.
Distributions from the DTM Supplemental Savings Plan will be paid in cash and made in accordance with the distribution election when the participant first became eligible to participate (or any later permissible change to the participant’s distribution election). A participant may elect to take a lump sum distribution or annual payments over a period of not less than two and not more than 15 years. Lump sum payments and initial annual installment payments from the participant’s account are made not later than March 1 of the calendar year following the calendar year in which the participant terminates employment. Certain executives, including NEOs, must wait a minimum of six months after their termination date before a distribution can be made. Subsequent annual installments are made on March 1 of each following year in the distribution period.
Potential Payments Upon Termination of Employment
All our NEOs are employees at-will and do not have employment agreements with us. We have entered into Severance Agreements and Change-In-Control Severance Agreements with certain executives, including the Named Executive Officers other than Mr. Redmond. The Change-In-Control Severance Agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and stockholder interests in support of corporate transactions. The amounts paid to Mr. Redmond in connection with his retirement are described in “Executive Compensation—Post-Termination Agreements.”
A “qualifying termination” occurs if an executive’s employment is terminated by the Company other than as a result of the executive’s death or permanent disability or by the Company for Cause or if an executive’s employment is terminated by the executive for Good Reason (as each such term is defined in the applicable agreement), provided that with respect to the Change-In-Control Severance Agreements and the DT Midstream LTIP, an executive’s termination for Good Reason must occur during the severance period.
A “change in control” occurs if (1) we or our assets are acquired by another company or if we merge, consolidate or reorganize with or into another company and as a result of such transaction, less than 50% of the new or acquiring company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the change in control transaction, (2) a “person” becomes the beneficial owner of at least 30% of the Company’s voting stock, (3) a majority of the Company’s Board members change within a period of twelve consecutive months, or (4) the Company’s stockholders approve a complete liquidation or dissolution of the Company.
Severance Agreements
The Severance Agreements provide for severance compensation in the event that an executive experiences a qualifying termination. The severance compensation paid to an executive following a qualifying termination is equal to 100% (in the case of Mses. Ellis and Cox and Messrs. Zona and Jewell) or 200% (in the case of Mr. Slater) of (1) the executive’s base salary at the time of termination and (2) the executive’s target annual bonus under the Company’s annual incentive plan. All payments under the Severance Agreements are subject to the executive’s execution and non-revocation of a release of claims in favor of the Company.
Change-In-Control Severance Agreements
The Change-In-Control Severance Agreements provide for severance compensation in the event that an executive experiences a qualifying termination within two years after a change in control of the Company. The severance compensation paid to an executive following a qualifying termination is the same for all of the change-in-control events. The cash severance benefit is equal to a multiple of the executive’s base salary plus the greater of the executive’s annual bonus for the year in which the change in control occurs or the year in which the qualifying termination occurs, assuming target performance goals for such year would be met and that the executive’s individual performance multiplier is 100%. The multiple for the Named Executive Officers is 150% (in the case of Mses. Ellis and Cox and Messrs. Zona and Jewell) or 200% (in the case of Mr. Slater). In February 2023, Ms. Ellis’ performance multiplier was increased from 100% to 150% to align with the Company’s other executive
DT Midstream	45	2023 Proxy Statement

officers. The executive will also receive a lump sum payment equal to the greater of the executive’s target or actual pro-rated annual bonus (reduced by any pro-rated annual bonus otherwise paid because of the executive’s termination) for the year in which the change in control occurs or the year in which the qualifying termination occurs, assuming the executive’s individual performance multiplier is 100%.
An additional amount is paid as consideration for the prohibition against engaging in any competitive activity for the one-year period following a qualifying termination imposed by the Change-In-Control Severance Agreement. The additional amount for the Named Executive Officers is 50% (in the case of Mses. Ellis and Cox and Messrs. Zona and Jewell) or 100% (in the case of Mr. Slater) of the executive’s base salary plus the greater of the executive’s actual or target annual bonus for the year in which the change in control occurs or the year in which the qualifying termination occurs, assuming target performance goals for such year would be met and the executive’s individual performance multiplier is 100%. In addition, if an executive (other than Mr. Slater) experiences a qualifying termination within the two-year period following a change in control and such termination occurs on or before July 1, 2024, the executive will be entitled to receive an additional amount equal to 50% of the sum of the executive’s base salary plus the greater of the executive’s annual bonus for the year in which the change in control occurs or the year in which the qualifying termination occurs, assuming target performance goals for such year would be met and the executive’s individual performance multiplier is 100%.
An executive is further entitled to receive a lump sum payment equal to cost of coverage under the Company’s welfare benefit plans for the two-year period following the executive’s qualifying termination and payment by the Company for outplacement services by a firm selected by the executive in an amount up to 15% of the executive’s base salary. No payment for outplacement services will be made by the Company after the end of the calendar year following the calendar year in which an executive experiences a qualifying termination.
The Change-In-Control Severance Agreements do not provide any gross-up payments for the purposes of payment of excise taxes.
Annual Incentives
The Annual Incentive Plan provides that upon the occurrence of a change in control event described above, executives will receive payment based on the greater of the executive’s target performance level for each performance measure or the executive’s actual performance level for each performance measure, in each case for the plan year preceding the change in control and the plan year during which the change in control occurs, using performance through the date of the change in control for purposes of determining actual levels of performance. Change in control payments under the Annual Incentive Plan may not be reduced, modified or canceled.
Long-Term Incentives
The DT Midstream LTIP provides that all options, restricted stock awards, restricted stock units, performance shares and performance unit awards will become exercisable or vested or will be earned (as applicable) upon the occurrence of a change in control event described above or if the new or acquiring entity fails to replace or continue the awards. Performance shares will be based on the greater of target performance or actual performance through the change in control date. If a change in control event described above occurs and the new or acquiring entity replaces or continues the awards, all options, restricted stock awards, restricted stock units, performance shares and performance share awards will become exercisable or vested or will be earned (as applicable) as of the earlier of the date specified in the award agreement or the executive’s qualifying termination, which generally must occur within two years after the change in control date.
DT Midstream	46	2023 Proxy Statement

The following table provides the estimated lump-sum or present values of the various change in control protections and severance payments as if a qualifying termination had occurred on December 31, 2022. For a description of the amounts paid to Mr. Redmond upon his retirement from the Company in April 2022, refer to the CD&A and Summary Compensation Table above.
Name	Cash Compensation ($)	Bonus ($)(3)	Accelerated LTIP Awards ($)(4)	Out- placement ($)(5)	Non-Compete ($)(6)	Supplemental ($)(7)	Total ($)
David Slater
Qualifying Termination(1)	4,557,700
Change in Control		1,578,850
Qualifying Termination following a Change in Control(2)	4,557,700	1,578,850	12,069,049	105,000	2,278,850	0	20,589,449
Jeffrey Jewell
Qualifying Termination(1)	1,233,261
Change in Control		763,261
Qualifying Termination following a Change in Control(2)	1,849,892	763,261	7,048,739	70,500	616,631	616,631	10,965,653
Christopher Zona
Qualifying Termination(1)	1,233,261
Change in Control		763,261
Qualifying Termination following a Change in Control(2)	1,849,892	763,261	4,858,639	70,500	616,631	616,631	8,775,553
Wendy Ellis
Qualifying Termination(1)	847,415
Change in Control		457,415
Qualifying Termination following a Change in Control(2)	847,415	457,415	2,930,404	58,500	423,708	423,708	5,141,150
Melissa Cox
Qualifying Termination(1)	616,073
Change in Control		276,073
Qualifying Termination following a Change in Control(2)	924,100	276,073	816,097	51,000	308,037	308,037	2,683,354
(1)
Represents 100% (in the case of Mses. Ellis and Cox and Messrs. Zona and Jewell) and 200% (in the case of Mr. Slater) of the sum of the NEO’s base salary and the greater of the target annual incentive compensation for the year in which the change in control occurs or the year in which the qualifying termination occurs.

(2)
Represents the sum of (a) 100% (in the case of Ms. Ellis), 150% (in the case of Ms. Cox and Messrs. Zona and Jewell) and 200% (in the case of Mr. Slater) of the sum of the NEO’s base salary and the greater of the NEO’s annual incentive compensation for the year in which the change in control occurs or the year in which the qualifying termination occurs.

(3)	Represents the greater of the NEO’s target or actual pro-rated non-equity incentive compensation.
(4)
Represents the full value of performance shares and restricted share units granted under the DT Midstream LTIP, as of December 31, 2022, that would become payable in the event of a qualifying change in control.

(5)	Outplacement benefits are capped at 15% of each NEO’s base salary.
DT Midstream	47	2023 Proxy Statement

(6)
Represents 50% (in the case of Mses. Ellis and Cox and Messrs. Zona and Jewell) or 100% (in the case of Mr. Slater) of the sum of the NEO’s base salary and the greater of the NEO’s actual or target annual incentive compensation for the year in which the change in control occurs or the year in which the qualifying termination occurs.

(7)
During the first 36 months following the Spin-Off, a supplemental severance benefit equal to 50% (in the case of Mses. Ellis and Cox and Messrs. Zona and Jewell) of the sum of the NEO’s base salary and the greater of the NEO’s annual incentive compensation for the year in which the change in control occurs or the year in which the qualifying termination occurs.

Chief Executive Officer Pay Ratio
For the fiscal year ended December 31, 2022, we identified the median of all our employees, excluding our Chief Executive Officer, by using the median of Gross Pay from 2022 W-2 Box 1 Federal Taxable Wages as our consistently applied compensation measure. We reviewed gross pay for all employees who received a W-2 in 2022, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any full-time employees who were not employed by us for all of 2022.
Based on the information summarized in the table below, the ratio of the annual total compensation of our President and Chief Executive Officer to the median employee is 57 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.
Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(1)	Total(1)
David Slater(1)	2022	676,923	4,279,910	1,578,850	288,699	6,824,382
Median Employee(2)(3)	2022	86,251	9,924	12,137	11,444	119,756
(1)	Explanations for categories can be found in the Summary Compensation Table on page 36.
(2)	Salary for the median employee includes Regular, Overtime, Holiday Pay and Paid Time Off.
(3)	The median employee is a lead technical professional who works in the field within our operations department.
DT Midstream	48	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to the Company regarding the beneficial ownership of the common stock as of March 8, 2023, by:
•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the common stock;
•	each Named Executive Officer and director of the Company; and
•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 96,888,357 shares of common stock issued and outstanding as of March 8, 2023.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Name of Beneficial Owners	Common Stock	Other Shares That May Be Acquired Within 60 days
Angela Archon	—	—
Stephen Baker	—	1,795
Elaine Pickle	—	1,795
Robert Skaggs, Jr.	17,539	—
Peter Tumminello	3,000	1,795
Dwayne Wilson	—	1,795
David Slater	31,773	—
Jeffrey Jewell	16,221	17,650
Christopher Zona	17,541	—
Wendy Ellis	5,335	—
Melissa Cox	2,063	—
Richard Redmond, Jr.	0	—
Directors and Executive Officers as a group — 11	93,472	24,850
DT Midstream	49	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the only persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding common stock.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, New York 10055	10,707,551(1)	11.05%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,099,869(2)	10.42%
(1)
Based on information contained in Schedule 13G/A filed on January 26, 2023. BlackRock Inc. has sole dispositive power with respect to 10,707,551 shares, sole voting power with respect to 9,649,643 shares, and is deemed to beneficially own 10,707,551 shares.

(2)
Based on information contained in Schedule 13G/A filed on February 9, 2023. The Vanguard Group, Inc. has shared voting power with respect to 32,928 shares, sole dispositive power with respect to 9,982,119 shares, shared dispositive power with respect to 117,750 shares and is deemed to beneficially own 10,099,869 shares.

DT Midstream	50	2023 Proxy Statement

Certain Relationships and Related Party Transactions
Agreements with DTE Energy
Following the Spin-Off, we and DTE Energy operate independently and neither has any ownership interest in the other. In order to govern the ongoing relationships between us and DTE Energy after the Spin-Off and to facilitate an orderly transition, we have entered into a series of agreements with DTE Energy to effect the Spin-Off, to provide a framework for the relationship between DT Midstream and DTE Energy after the Spin-Off and to provide for various services and rights and obligations following the Spin-Off, in each case, pursuant to which we and DTE Energy agree to indemnify each other against certain liabilities arising from our respective businesses. The following summarizes the terms of the material agreements with DTE Energy. The summaries of these agreements are qualified in their entirety by reference to the full text of the applicable agreements.
Separation and Distribution Agreement
We entered into a Separation and Distribution Agreement with DTE Energy that sets forth our agreements with DTE Energy regarding the principal actions taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with DTE Energy following the Spin-Off.
Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of the Spin-Off so that we and DTE Energy retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement also provide for the settlement or extinguishment of certain liabilities and other obligations between us and DTE Energy. In particular, the Separation and Distribution Agreement generally provide that:
•
all of the assets of the DTE Energy Midstream Business not already owned by us and owned by DTE Energy prior to the Distribution (as such term is defined in the Separation and Distribution Agreement) were transferred to us;

•
all of the assets of the businesses and operations conducted by DTE Energy, other than the DTE Energy Midstream Business, not already owned by DTE Energy and owned by us prior to the Distribution were transferred to DTE Energy;

•	all of the liabilities (whether accrued, contingent or otherwise) of the DTE Energy Midstream Business that were obligations of DTE Energy prior to the Distribution were assumed by us;
•
all of the liabilities (whether accrued, contingent or otherwise) of the business and operations conducted by DTE Energy, other than the DTE Energy Midstream Business, that were our obligations prior to the Distribution were assumed by DTE Energy; and

•	allocation of tax- and employee-related assets and liabilities were addressed separately in a Tax Matters Agreement and Employee Matters Agreement, respectively.
Internal Transactions. The Separation and Distribution Agreement describes certain actions related to the Spin-Off that occurred prior to the Distribution.
Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and DTE Energy, on the other hand, were terminated or settled effective as of the Distribution, except specified agreements and arrangements that survived the Distribution.
Shared Contracts. We and DTE Energy agreed to use reasonable best efforts to cooperate to divide, partially assign, modify or replicate all agreements relating in a material respect to both the DTE Energy Midstream Business and DTE Energy’s
DT Midstream	51	2023 Proxy Statement

businesses such that we shall be the beneficiary of the rights and responsible for the obligations of that portion of the agreement relating to the DTE Energy Midstream Business and DTE Energy shall be the beneficiary of the rights and responsible for the obligations of that portion of the agreement relating to DTE Energy’s businesses.
Credit Support. We agreed to use reasonable best efforts to arrange, prior to the Distribution, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support provided by or through DTE Energy or any of its affiliates for the benefit of us or any of our affiliates, except specified credit support instruments that were intended to survive the Distribution. To the extent we were not able to replace any such credit support, we agreed, and agreed to cause any of our subsidiaries that has assumed the liability with respect to such credit support instrument, to indemnify DTE Energy for such liability.
Representations and Warranties. In general, neither we nor DTE Energy made any representations or warranties regarding any assets or liabilities transferred or assumed, the sufficiency of any such assets to operate the respective businesses, any consents or approvals required in connection with these transfers or assumptions or the Spin-Off, the value of, or freedom from any lien or other security interest in, any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement, all assets were transferred on an “as is,” “where is” basis.
Further Assurances. The parties agreed to use reasonable best efforts to effect any transfers contemplated by the Separation and Distribution Agreement that were not consummated prior to the Distribution as promptly as practicable following the Distribution Date (as such term is defined in the Separation and Distribution Agreement). In addition, the parties agreed to use reasonable best efforts to effect any transfer or re-transfer of any asset or any assumption of liability that was improperly transferred or retained as promptly as reasonably practicable following the Distribution.
The Distribution. The Separation and Distribution Agreement governs DTE Energy’s and our respective rights and obligations regarding the Distribution. Prior to the Distribution, DTE Energy delivered all the issued and outstanding shares of our common stock to the distribution agent. Following the Distribution Date, the distribution agent electronically delivered the shares of our common stock to DTE Energy shareholders based on the distribution ratio.
Exchange of Information. We and DTE Energy have agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. We and DTE Energy also agreed to use reasonable best efforts to retain such information in accordance with our respective record retention policies as in effect on the date of the Separation and Distribution Agreement. Each party also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations for an agreed period of time.
Release of Claims. We and DTE Energy agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Distribution were the other’s shareholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Distribution. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.
Indemnification. We and DTE Energy agreed to indemnify the other and each of the other’s former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and DTE Energy’s respective businesses. The amount of either DTE Energy’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.
Transition Services Agreement
We entered into a Transition Services Agreement pursuant to which DTE Energy provides us with specified services for a limited time to help ensure an orderly transition following the Distribution. The services to be provided include certain accounting, tax, legal, human resources, information technology, investor relations, treasury, federal affairs, environment and safety, gas operations, other shared facilities and other general, administrative and operational services.
DT Midstream	52	2023 Proxy Statement

The Transition Services Agreement specifies the calculation of our costs for these services. The agreed upon charges for such services are generally intended to allow the service provider to recover all costs and expenses of providing such services. The cost of these services may not necessarily be reflective of prices that we could have obtained for similar services from an independent third party.
The Transition Services Agreement terminates on the expiration of the term of the last service provided under it, which will be no longer than 24 months following the Distribution Date. We and DTE Energy are each generally able to terminate a particular service prior to its scheduled expiration date in the event of the other party’s uncured material breach with respect to such service, and we may terminate one or more services to be provided under the Transition Services Agreement for convenience, subject generally to a minimum notice period of 30 or 90 days, depending on the original length of service.
We have agreed to indemnify DTE Energy and each of its former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them from any liabilities to the extent arising out of DTE Energy’s provision of the services unless such damages are the result of DTE Energy’s breach of the Transition Services Agreement, violation of law or third-party rights, gross negligence or willful misconduct in providing services. The cumulative liability of DTE Energy in its capacity as service provider under the Transition Services Agreement is limited to the aggregate amount paid to it for services under such agreement.
Tax Matters Agreement
We entered into a Tax Matters Agreement with DTE Energy that governs the respective rights, responsibilities and obligations of DTE Energy and us after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).
The Tax Matters Agreement generally provides that we will indemnify DTE Energy for any taxes resulting from the failure of any step of the Spin-Off or the Internal Transactions to qualify for its intended tax treatment under U.S. Federal income tax laws, if such taxes result from (1) untrue representations or breaches of covenants that we made and agreed to in connection with the Spin-Off, (2) the application of certain provisions of U.S. Federal income tax law to the Spin-Off, including Section 355(e) of the Code, or (3) any other action or omission that we knew or reasonably should have expected would give rise to such taxes. DTE Energy has the exclusive right to control the conduct of any audit or contest relating to these taxes, but is not permitted to settle any such audit or contest without our consent (which we may not unreasonably withhold or delay).
With respect to taxes other than those incurred in connection with the Spin-Off, the Tax Matters Agreement generally provides that we will indemnify DTE Energy for any taxes of ours or our subsidiaries for all periods, except to the extent such taxes are reported on tax returns for a consolidated, combined, unitary or other group that includes DTE Energy or any of its subsidiaries. As a member of DTE Energy’s consolidated U.S. Federal income tax group, we have (and continue to have following the Spin-Off) joint and several liability with DTE Energy to the IRS for the consolidated U.S. Federal income taxes of the DTE Energy group relating to the taxable periods in which we were part of the group.
The Tax Matters Agreement imposes certain restrictions on us (including restrictions on share issuances and repurchases, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free nature of the Spin-Off. These restrictions apply for the two-year period after the Spin-Off. Under the Tax Matters Agreement, these restrictions apply unless we obtain an opinion from counsel or a ruling from the IRS (in each case satisfactory to DTE Energy) or obtain consent from DTE Energy. These restrictions may limit our ability to pursue strategic transactions that may maximize the value of our business, and might discourage or delay a strategic transaction that our stockholders may consider favorable.
Employee Matters Agreement
We entered into an Employee Matters Agreement with DTE Energy that addresses certain employment, compensation and benefits matters, including the allocation and treatment of certain assets and liabilities relating to our employees and compensation and benefit plans and programs in which our employees participated in prior to the Spin-Off. In connection with the Spin-Off, we provide compensation and benefit plans and programs in which our employees participate going forward.
DT Midstream	53	2023 Proxy Statement

Ongoing Commercial Agreements
In addition to the above agreements, we are also currently party to various other agreements with DTE Energy and its subsidiaries, including certain pipelines, gathering and storage services and operating and maintenance agreements, that continue subject to their existing terms or terms and conditions to be negotiated and agreed to. We do not consider these agreements to be material to DTE Energy and its subsidiaries.
Other Arrangements
Prior to the Spin-Off, we have had various other arrangements with DTE Energy, including arrangements whereby DTE Energy performed various corporate functions for us, such as accounting, auditing, communications, tax, legal and ethics and compliance program administration, human resources, information technology, insurance, investor relations, risk management, treasury, other shared facilities and other general, administrative and limited operational functions.
As described in more detail in the section above entitled “Separation and Distribution Agreement” these arrangements, other than those contemplated pursuant to the Transition Services Agreement, were generally terminated in connection with the Spin-Off. We do not consider these arrangements with DTE Energy to be material.
Related Party Transactions
Robert Skaggs, Jr., a member of our Board of Directors, also serves on the DTE Energy Board and may be required to recuse himself from deliberations relating to these arrangements and other arrangements between us and DTE Energy in the future, due to potential conflicts of interest.
Richard Redmond, Jr., a former executive officer of DT Midstream who retired effective April 10, 2022, is the stepfather of Travis Graham who is a salaried employee of DT Midstream and prior to the Spin-Off was an employee of a subsidiary of DTE Energy. Mr. Graham’s compensation was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions without the involvement of Richard Redmond, Jr.
DT Midstream	54	2023 Proxy Statement

Stockholder Proposals for the
2024 Annual Meeting of
Stockholders
Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2024 Annual Meeting must submit their proposals to the Company at Corporate Secretary, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279 on or before November 23, 2023. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2024 proxy statement.
In accordance with our Bylaws, in order to be properly brought before the 2024 Annual Meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present, including any director nominations, must be delivered to the Company at Corporate Secretary, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279, not less than 90 nor more than 120 days prior to the first anniversary date of this year’s annual meeting, which would be no earlier than January 6, 2024 and no later than February 5, 2024. If, however, the date of the meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of this year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than 90 days prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by us. The stockholder must also provide all of the information required by our Bylaws.
Householding
The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.
The Company will promptly deliver an additional copy of any such document to any stockholder who writes the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement and annual report, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to the Company at Corporate Secretary, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279.
Annual Report on Form 10-K
A copy of our annual report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, will be provided to stockholders without charge upon written request directed to Investor Relations, 500 Woodward Ave, Suite 2900, Detroit, Michigan 48226-1279 or by email at investor_relations@dtmidstream.com. The Company makes available on or through our website free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.
DT Midstream	55	2023 Proxy Statement

Other Matters
We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
By Order of the Board of Directors

Wendy Ellis
Executive Vice President, General Counsel and Corporate Secretary

Detroit, Michigan
March 23, 2023
DT Midstream	56	2023 Proxy Statement

DT MIDSTREAM, INC.
500 WOODWARD, 29TH FLOOR
DETROIT, MI 48226

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on May 4, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DTM2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on May 4, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed votes must be received by 11:59 P.M. ET on May 4, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93311-P83858 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DT MIDSTREAM, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter Tumminello
02) Dwayne Wilson

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D93312-P83858

DT MIDSTREAM, INC.
Annual Meeting of Stockholders
May 5, 2023 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey Jewell and Wendy Ellis, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DT Midstream, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Friday, May 5, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side